CREDIT AGREEMENT


                                        among


                           AMERICAN ITALIAN PASTA COMPANY,


                                    VARIOUS BANKS,


                                         and


                                BANKERS TRUST COMPANY,

                                as ARRANGER and AGENT




                             Dated as of October 30, 1992

                                         and

                       Amended and Restated as of July 1, 1994

                                         and

                     Amended and Restated as of February 26, 1996

                                         and

                      Amended and Restated as of April 11, 1997

                                     and further

                     Amended and Restated as of October 17, 1997

                                  TABLE OF CONTENTS

                                        Page


          Section 1.  Amount and Terms of Credit  . . . . . . . . . . .   1
               1.01  The Commitments  . . . . . . . . . . . . . . . . .   1
               1.02  Minimum Amount of Each Borrowing . . . . . . . . .   4
               1.03  Notice of Borrowing  . . . . . . . . . . . . . . .   4
               1.04  Disbursement of Funds  . . . . . . . . . . . . . .   5
               1.05  Notes  . . . . . . . . . . . . . . . . . . . . . .   6
               1.06  Conversions  . . . . . . . . . . . . . . . . . . .   7
               1.07  Pro Rata Borrowings  . . . . . . . . . . . . . . .   7
               1.08  Interest . . . . . . . . . . . . . . . . . . . . .   7
               1.09  Interest Periods . . . . . . . . . . . . . . . . .   8
               1.10  Increased Costs; Illegality; etc.  . . . . . . . .   9
               1.11  Compensation . . . . . . . . . . . . . . . . . . .  12
               1.12  Replacement of Banks . . . . . . . . . . . . . . .  13

          Section 2.  Letters of Credit . . . . . . . . . . . . . . . .  14
               2.01  Letters of Credit  . . . . . . . . . . . . . . . .  14
               2.02  Minimum Stated Amount  . . . . . . . . . . . . . .  16
               2.03  Letter of Credit Requests  . . . . . . . . . . . .  16
               2.04  Letter of Credit Participations  . . . . . . . . .  17
               2.05  Agreement to Repay Letter of Credit Drawings . . .  19
               2.06  Increased Costs  . . . . . . . . . . . . . . . . .  20

          Section 3.  Commitment Fees; Fees; Reductions of
                      Commitment  . . . . . . . . . . . . . . . . . . .  21
               3.01  Fees . . . . . . . . . . . . . . . . . . . . . . .  21
               3.02  Voluntary Termination of Unutilized Commitments  .  23
               3.03  Mandatory Reduction of Commitments . . . . . . . .  24

          Section 4.  Prepayments; Payments; Taxes  . . . . . . . . . .  25
               4.01  Voluntary Prepayments  . . . . . . . . . . . . . .  25
               4.02  Mandatory Repayments . . . . . . . . . . . . . . .  26
               4.03  Method and Place of Payment  . . . . . . . . . . .  28
               4.04  Net Payments . . . . . . . . . . . . . . . . . . .  28

          Section 5. Conditions Precedent to the Restatement Effective Date and to All Credit Events on the Restatement
                      Effective Date  . . . . . . . . . . . . . . . . .  30
               5.01  Execution of Agreement; Notes  . . . . . . . . . .  30
               5.02  Consummation of the Initial Public Offering  . . .  31
               5.03  Repayment of Existing Loans; Payment of Fees;
                      etc.  . . . . . . . . . . . . . . . . . . . . . .  31
               5.04  Officer's Certificate  . . . . . . . . . . . . . .  31
               5.05  Opinion of Counsel . . . . . . . . . . . . . . . .  31
               5.06  Corporate Documents; Proceedings . . . . . . . . .  32
               5.07  Employee Benefit Plans; Shareholders'Agreements;
                      Collective Bargaining Agreements; Tax Sharing
                      Agreements; Debt Agreements; CPC Contract . . . .  32
               5.08  Adverse Change; Approvals; etc.  . . . . . . . . .  33
               5.09  Litigation . . . . . . . . . . . . . . . . . . . .  33
               5.10  Fees; etc. . . . . . . . . . . . . . . . . . . . .  34
               5.11  Consent Letter . . . . . . . . . . . . . . . . . .  34
               5.12  Financial Statements . . . . . . . . . . . . . . .  34
               5.13  Existing Indebtedness  . . . . . . . . . . . . . .  34
               5.14  Subsidiaries . . . . . . . . . . . . . . . . . . .  34

          Section 6.  Conditions Precedent to the Restatement Effective
                      Date and to All Credit Events . . . . . . . . . .  35
               6.01  No Default; Representations and Warranties . . . .  35
               6.02  Notice of Borrowing; Letter of Credit Request  . .  35
               6.03  Adverse Change; etc. . . . . . . . . . . . . . . .  35
               6.04  Litigation . . . . . . . . . . . . . . . . . . . .  35

          Section 7.Representations, Warranties and Agreements  . . . .  36
               7.01  Corporate Status . . . . . . . . . . . . . . . . .  36
               7.02  Corporate Power and Authority  . . . . . . . . . .  36
               7.03  No Violation . . . . . . . . . . . . . . . . . . .  37
               7.04  Governmental Approvals . . . . . . . . . . . . . .  37
               7.05  Financial Statements; Financial Condition;
                      Undisclosed Liabilities; etc. . . . . . . . . . .  37
               7.06  Litigation . . . . . . . . . . . . . . . . . . . .  39
               7.07  True and Complete Disclosure . . . . . . . . . . .  39
               7.08  Use of Proceeds; Margin Regulations  . . . . . . .  39
               7.09  Tax Returns and Payments . . . . . . . . . . . . .  39
               7.10  Compliance with ERISA  . . . . . . . . . . . . . .  40
               7.11  Subsidiaries . . . . . . . . . . . . . . . . . . .  41
               7.12  Representations and Warranties in Documents
                      and in Existing Credit Agreement  . . . . . . . .  41
               7.13  Properties . . . . . . . . . . . . . . . . . . . .  41
               7.14  Capitalization . . . . . . . . . . . . . . . . . .  41
               7.15  Compliance with Statutes; etc. . . . . . . . . . .  42
               7.16  Investment Company Act . . . . . . . . . . . . . .  42
               7.17  Public Utility Holding Company Act . . . . . . . .  42
               7.18  Environmental Matters  . . . . . . . . . . . . . .  42
               7.19  Labor Relations  . . . . . . . . . . . . . . . . .  43
               7.20  Intellectual Property; Licenses; Franchises;
                      Formulas  . . . . . . . . . . . . . . . . . . . .  43
               7.21  Indebtedness . . . . . . . . . . . . . . . . . . .  44
               7.22  Restrictions on or Relating to
                      Subsidiaries  . . . . . . . . . . . . . . . . . .  44
               7.23  Enterprise Zone  . . . . . . . . . . . . . . . . .  44
               7.24  Purchase or Other Commitments and
                      Outstanding Bids  . . . . . . . . . . . . . . . .  45

          Section 8.  Affirmative Covenants . . . . . . . . . . . . . .  45
               8.01  Information Covenants  . . . . . . . . . . . . . .  46
               8.02  Books, Records and Inspections . . . . . . . . . .  49
               8.03  Maintenance of Property, Insurance . . . . . . . .  49
               8.04  Corporate Franchises . . . . . . . . . . . . . . .  49
               8.05  Compliance with Statutes, etc. . . . . . . . . . .  49
               8.06  Compliance with Environmental Laws . . . . . . . .  50
               8.07  ERISA  . . . . . . . . . . . . . . . . . . . . . .  51
               8.08  End of Fiscal Years; Fiscal Quarters . . . . . . .  52
               8.09  Performance of Obligations . . . . . . . . . . . .  52
               8.10  Payment of Taxes . . . . . . . . . . . . . . . . .  52
               8.11  Use of Proceeds  . . . . . . . . . . . . . . . . .  52
               8.12  Register . . . . . . . . . . . . . . . . . . . . .  53
               8.13  Further Assurances . . . . . . . . . . . . . . . .  53

          Section 9.Negative Covenants  . . . . . . . . . . . . . . . .  53
               9.01  Liens  . . . . . . . . . . . . . . . . . . . . . .  53
               9.02  Consolidation; Merger; Purchase or Sale of
                      Assets; etc.  . . . . . . . . . . . . . . . . . .  55
               9.03  Dividends  . . . . . . . . . . . . . . . . . . . .  56
               9.04  Leases . . . . . . . . . . . . . . . . . . . . . .  57
               9.05  Indebtedness . . . . . . . . . . . . . . . . . . .  57
               9.06  Advances, Investments and Loans  . . . . . . . . .  58
               9.07  Transactions with Affiliates . . . . . . . . . . .  59
               9.08  Cash Flow Coverage Ratio . . . . . . . . . . . . .  59
               9.09  Minimum Consolidated Net Worth . . . . . . . . . .  59
               9.10  Leverage Ratio . . . . . . . . . . . . . . . . . .  60
               9.11  Limitation on Voluntary Payments and
                      Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain
                      Other Agreements; etc.  . . . . . . . . . . . . .  60
               9.12  Limitation on Certain Restrictions on
                      Subsidiaries  . . . . . . . . . . . . . . . . . .  61
               9.13  Business . . . . . . . . . . . . . . . . . . . . .  61
               9.14  Limitation on Creation of Subsidiaries . . . . . .  61

          Section 10. Events of Default . . . . . . . . . . . . . . . .  61
               10.01 Payments . . . . . . . . . . . . . . . . . . . . .  62
               10.02 Representations; etc.  . . . . . . . . . . . . . .  62
               10.03 Covenants  . . . . . . . . . . . . . . . . . . . .  62
               10.04 Default Under Other Agreements . . . . . . . . . .  62
               10.05 Bankruptcy; etc. . . . . . . . . . . . . . . . . .  62
               10.06 ERISA  . . . . . . . . . . . . . . . . . . . . . .  63
               10.07 Judgments  . . . . . . . . . . . . . . . . . . . .  63
               10.08 Change of Control  . . . . . . . . . . . . . . . .  64

          Section 11. Definitions and Accounting Terms  . . . . . . . .  64
               11.01 Defined Terms  . . . . . . . . . . . . . . . . . .  64

          Section 12. The Agent . . . . . . . . . . . . . . . . . . . .  86
               12.01 Appointment  . . . . . . . . . . . . . . . . . . .  86
               12.02 Nature of Duties . . . . . . . . . . . . . . . . .  86
               12.03 Lack of Reliance on the Agent  . . . . . . . . . .  86
               12.04 Certain Rights of the Agent  . . . . . . . . . . .  87
               12.05 Reliance . . . . . . . . . . . . . . . . . . . . .  87
               12.06 Indemnification  . . . . . . . . . . . . . . . . .  87
               12.07 The Agent in Its Individual Capacity . . . . . . .  88
               12.08 Holders  . . . . . . . . . . . . . . . . . . . . .  88
               12.09 Resignation by the Agent . . . . . . . . . . . . .  88
               12.10 Documentation Agent  . . . . . . . . . . . . . . .  89

          Section 13. Miscellaneous . . . . . . . . . . . . . . . . . .  89
               13.01 Payment of Expenses; etc.  . . . . . . . . . . . .  89
               13.02 Right of Setoff  . . . . . . . . . . . . . . . . .  90
               13.03 Notices  . . . . . . . . . . . . . . . . . . . . .  90
               13.04 Benefit of Agreement . . . . . . . . . . . . . . .  91
               13.05 No Waiver; Remedies Cumulative . . . . . . . . . .  93
               13.06 Payments Pro Rata  . . . . . . . . . . . . . . . .  93
               13.07 Calculations; Computations . . . . . . . . . . . .  94
               13.08 Governing Law; Submission to Jurisdiction;
                      Venue; Waiver of Jury Trial . . . . . . . . . . .  94
               13.09 Counterparts . . . . . . . . . . . . . . . . . . .  96
               13.10 Effectiveness  . . . . . . . . . . . . . . . . . .  96
               13.11 Headings Descriptive . . . . . . . . . . . . . . .  96
               13.12 Amendment or Waiver  . . . . . . . . . . . . . . .  96
               13.13 Survival . . . . . . . . . . . . . . . . . . . . .  98
               13.14 Domicile of Loans  . . . . . . . . . . . . . . . .  98
               13.15 Confidentiality  . . . . . . . . . . . . . . . . .  98
               13.16 Addition of New Banks; Original Notes  . . . . . .  99

          SCHEDULE I          Commitments
          SCHEDULE II         Existing Standby Letters of Credit
          SCHEDULE III        Real Property
          SCHEDULE IV         Material Liabilities
          SCHEDULE V          Properties
          SCHEDULE VI         Environmental Matters
          SCHEDULE VII        Intellectual Property Rights
          SCHEDULE VIII       Existing Obligations
          SCHEDULE IX         Insurance
          SCHEDULE X          Existing Liens
          SCHEDULE XI         Bank Addresses

          EXHIBIT A           Form of Notice of Borrowing
          EXHIBIT B-1         Form of Revolving Note
          EXHIBIT B-2         Form of Swingline Note
          EXHIBIT C           Form of Letter of Credit Request
          EXHIBIT D           Form of Section 4.04(b)(ii) Certificate
          EXHIBIT E           Form of Opinion of Sonnenschein Nath &
                                Rosenthal
          EXHIBIT F           Form of Officers' Certificate
          EXHIBIT G           Form of Consent Letter
          EXHIBIT H           Form of Assignment and Assumption Agreement

                    CREDIT AGREEMENT, dated as of October 30, 1992, amended and restated as of July 1, 1994, further amended and restated as of February 26, 1996, further amended and restated as of April 11, 1997, and further amended and restated as of October 17, 1997, among AMERICAN ITALIAN PASTA COMPANY, a corporation organized and existing under the laws of the State of Delaware (the "Company"), the Banks party hereto from time to time and BANKERS TRUST COMPANY, as Arranger and Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).


                                W I T N E S S E T H :


                    WHEREAS, the Company, the Existing Banks and the Existing Agent are parties to a Credit Agreement, dated as of October 30, 1992, amended and restated as of July 1, 1994, further amended and restated as of February 26, 1996, and further amended and restated as of April 11, 1997 (as the same has been amended, modified or supplemented to, but not including, the Restatement Effective Date, the "Existing Credit Agreement");

                    WHEREAS, the Company has requested that the Existing Credit Agreement be further amended and restated and the Banks and the Agent are willing to amend and restate the same upon the terms and conditions set forth below.


                    NOW, THEREFORE, the parties hereto agree that the Existing Credit Agreement shall be and hereby is further amended and restated in its entirety as follows:


                    Section 1.  AMOUNT AND TERMS OF CREDIT.
                                  --------------------------

                    1.01 THE COMMITMENTS. (A) Subject to and upon the terms and conditions set forth herein, each Bank with a Revolving Loan Commitment severally agrees at any time and from time to time after the Restatement Effective Date and prior to the Final Maturity Date, to make a revolving loan or loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Company, which Revolving Loans:

                    (I) shall, at the option of the Company, be Base Rate Loans or Eurodollar Loans, PROVIDED that except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type;

                    (II) may be repaid and reborrowed in accordance with the provisions hereof; and

                    (III)   shall  not  exceed  for any  Bank  at any  time
               outstanding that aggregate principal amount which, when added to (A) the aggregate amount of all other outstanding Revolving Loans made by such Bank and (B) the product of (i) such Bank's RL Percentage, if any, and (ii) the Swingline Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans or Swingline Loans) at such time, equals the Revolving Loan Commitment of such Bank at such time.

                    (B) Subject to and upon the terms and conditions herein set forth, the Swingline Bank agrees to make at any time and from time to time after the Initial Borrowing Date and prior to the Swingline Expiry Date, a loan or loans to the Borrower (each, a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans:

                    (i)  shall be made and maintained as Base Rate Loans;

                    (ii)  shall be denominated in U.S. Dollars;

                    (iii) may be repaid and reborrowed in accordance with the provisions hereof;

                    (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate prin-cipal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans or Swingline Loans) at such time, an amount equal to the Total Revolving Loan Commitment then in effect; and

                    (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount.

          The Swingline Bank shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless the Swingline Bank has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Bank's risk with respect to the Defaulting Bank's or Banks' participation in such Swingline Loans, including by cash collateralizing such Defaulting Bank's or Banks' RL Percentage of the outstanding Swingline Loans. The Swingline Bank will not make a Swingline Loan after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as the Swingline Bank shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Banks (or all the Banks to the extent required by Section 13.12).

                    (C)   On any Business  Day, the Swingline Bank  may, in
          its sole discretion, give notice to the RL Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (PROVIDED, that each such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section
          10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks PRO RATA based on each Bank's RL Percentage, and the proceeds thereof shall be applied directly to repay the Swingline Bank for such outstanding Swingline Loans. Each Bank hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding
          (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Sections 5 or 6 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Revolving Loan Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Bank (other than the Swingline Bank) hereby agrees that it shall forthwith purchase from the Swingline Bank (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the Banks to share in such Swingline Loans ratably based upon their respective RL Percentages, PROVIDED that
          (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Bank purchasing same from and after such date of purchase and (y) at the time any purchased assignment pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Bank interest on the principal amount of assignment purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred but excluding the date of payment for such assignment, at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

                    1.02 MINIMUM AMOUNT OF EACH BORROWING. The aggregate principal amount of each Borrowing of Loans shall not be less than $500,000 and, if greater, shall be in an integral multiple of $100,000; PROVIDED, HOWEVER, that the aggregate principal amount of each Borrowing of Revolving Loans may be in such lesser amounts as is acceptable to all Banks and the Agent and PROVIDED FURTHER, that Mandatory Borrowings shall be in the amounts required by Section 1.01(C). More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than twenty Borrowings of Eurodollar Loans.

                    1.03 NOTICE OF BORROWING. (a) Whenever the Company desires to make a Borrowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings) it shall give the Agent at its Payment Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans to be made hereunder, PROVIDED that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such notice (each, a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and, in the case of each written notice and each confirmation of telephonic notice, shall be given by the Company in the form of Exhibit A, appropriately completed to specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day) and (iii) whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                    (b) (i) Whenever the Borrower desires to make a Bor-rowing of Swingline Loans hereunder, it shall give the Swingline Bank not later than 12:00 Noon (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

                    (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(C), with the Borrower irre-vocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

                    (c) Without in any way limiting the obligation of the Company to confirm in writing any telephonic notice of such Borrowing of Loans, the Bank or the Swingline Bank, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, believed by such Bank in good faith to be from a President, a Vice President, a Treasurer or an Assistant Treasurer of the Company prior to receipt of written confirmation. In each such case, the Company hereby waives the right to dispute the Bank's or the Swingline Bank's record of the terms of such telephonic notice of such Borrowing of Loans.

                    1.04 DISBURSEMENT OF FUNDS. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (New York time) on the date specified in Section 1.03(b)(i), or
          (y) in the case of Mandatory Borrowings, no later than 12:00 Noon (New York time) on the date specified in Section 1.01(C)), each
          Bank will make available its PRO RATA portion of each such Borrowing requested to be made on such date. All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Agent, and the Agent will make available to the Company at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of any Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefore, the Agent shall notify the Company and the Company shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover on demand from such Bank or the Company, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Company until the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (i) if recovered from such Bank, the cost to the Agent of acquiring overnight Federal funds and (ii) if recovered from the Company, the rate of interest applicable to the respec-tive Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Company may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

                    1.05 NOTES. (a) The Company's obligation to pay the principal of, and interest on, all the Loans made by each Bank shall be evidenced by (i) if a Revolving Loan, a promissory note duly executed and delivered by the Company substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (ii) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (the "Swingline Note").

                    (b) The Revolving Note issued to each Bank with a Revolving Loan Commitment shall (i) be executed by the Company,
          (ii) be payable to the order of such Bank and be dated the date of issuance thereof, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby from time to time, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section
          1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement.

                    (c) The Swingline Note issued to the Swingline Bank shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Bank or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the Swingline Loans evidenced thereby,
          (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.08 in respect of the Base Rate Loans evi-denced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in
          Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                    (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or endorsement shall not affect the Company's obligations in respect of such Loans.

                    1.06  CONVERSIONS.  The  Company shall have the  option
          to convert all or a portion equal to at least $500,000, of the outstanding principal amount of the Loans (other than Swingline Loans which may not be converted pursuant to this Section 1.06) made pursuant to one or more Borrowings of one Type of Loan into a Borrowing or Borrowings of the other Type of Loan, PROVIDED that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than $1,000,000, (ii) Base Rate Loans may only be converted into Euro-dollar Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings than is permitted under Section 1.02. Each such conversion shall be effected by the Company by giving the Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the out-standing principal amount of the Loans being converted.

                    1.07 PRO RATA BORROWINGS. All Borrowings of Loans (other than Swingline Loans) under this Agreement shall be incur-red from the Banks PRO RATA on the basis of their respective Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Bank to make its Loans hereunder.

                    1.08    INTEREST.   (a)    The  Company agrees  to  pay
          interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Company until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

                    (b) The Company agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Company until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Quoted Rate for such Interest Period.

                    (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such inter-est to be payable on demand.

                    (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period appli-cable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment (on the amount repaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand. Notwithstanding anything to the contrary contained in this Agreement or in the Existing Credit Agreement, all accrued (but theretofore unpaid) interest with respect to Existing Loans which were outstanding on the Restatement Effective Date immediately prior to giving effect thereto shall be payable on the Restatement Effective Date.

                    (e) Upon each Interest Determination Date, the Agent shall determine the Quoted Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Company and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                    1.09 INTEREST PERIODS. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Company shall have the right to elect, by giving the Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Company, be a one, two, three, six or, to the extent approved by each Bank, in its sole discretion, a twelve month period, PROVIDED that:

                    (i) all Eurodollar Loans comprising a single Borrowing shall at all times have the same Interest Period;

                    (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Loan (including the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                    (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;
                    (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, HOWEVER, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                    (v) no Interest Period may be selected at any time when any Default or Event of Default is then in existence;

                    (vi) no Interest Period shall be selected which extends beyond the Final Maturity Date; and

                    (vii) no Interest Period shall be selected for a Borrowing of Eurodollar Loans prior to the Initial Revolving Loan Eurodollar Loan Borrowing Date.

                    If upon the expiration of any Interest Period applic-able to a Borrowing of Eurodollar Loans, the Company has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above or a Default or an Event of Default then exists, the Company shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                    1.10 INCREASED COSTS; ILLEGALITY; ETC. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Agent):

                    (i) on any Interest Determination Date that, by reason of any changes arising after the Original Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Quoted Rate; or

                    (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Original Effective Date in any appli-cable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payments to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for (a) changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank imposed by the jurisdiction in which its principal office or applicable lending office is located and (b) United States withholding taxes, which shall be governed by the provisions of Section 4.04) or (B) a change in official reserve requirements (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Quoted Rate) and/or (y) other circumstances since the Original Effective Date affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market (excluding, however, differences in a Bank's cost of funds from those of the Agent which are solely the result of credit differences between such Bank and the Agent); or

                    (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Original Effective Date which materially and adversely affects the interbank Eurodollar market;

          then, and in any such event, such Bank (or the Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Company and, except in the case of clause (i) above, to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Company and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Company with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Company, (y) in the case of clause (ii) above, the Company shall pay to such Bank, upon written demand therefore, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Company by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto; however, the failure to give any such notice (unless the respective Bank has intentionally withheld or delayed such notice, in which case the respective Bank shall not be entitled to receive additional amounts pursuant to this Section 1.10(a)(y) for periods occurring prior to the 180th day before the giving of such notice) shall not release or diminish the Company's obligations to pay additional amounts pursuant to this Section 1.10(a)(y)) and (z) in the case of clause (iii) above, the Company shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. In determining such additional amounts pursuant to clause (y) of the immediately preceding sentence, each Bank shall act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts receivable relate to such Bank's loans in general and are not specifically attributable to a Loan hereunder, use averaging and attribution methods which are reasonable and which cover all loans similar to the Loans made by such Bank whether or not the loan documentation for such other loans permits the Bank to receive increased costs of the type described in this Section 1.10(a).

                    (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Company may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either
          (i) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, by giving the Agent telephonic notice (confirmed in writing) on the same date that the Company was notified by the affected Bank or the Agent pursuant to Sec-tion 1.10(a)(ii) or (iii), cancel the respective Borrowing, or
          (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, PROVIDED that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

                    (c)  If at any  time after the Original Effective Date,
          any Bank determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitment hereunder or its obligations hereunder, then the Company shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corpo-ration as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable and which will, to the extent the increased costs or reduction in the rate of return relates to such Bank's commit-ments or obligations in general and are not specifically attributable to the Commitment and obligations hereunder, cover all commitments and obligations similar to the Commitment and obligations of such Bank hereunder whether or not the loan documentation for such other commitments or obligations permits the Bank to make the determination specified in this Section 1.10(c), and such Bank's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Company, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice (unless the respective Bank has inten-tionally withheld or delayed such notice, in which case the respective Bank shall not be entitled to receive additional amounts pursuant to this Section 1.10(c) for periods occurring prior to the 180th day before the giving of such notice) shall not release or diminish any of the Company's obligations to pay additional amounts pursuant to this Section 1.10(c).

                    1.11 COMPENSATION. The Company shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefore in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Company or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including, without limitation, any repayment made pursuant to Section 4.02 and any repayment of Existing Loans to occur on the Restatement Effective Date pursuant to Section 5.03) of any of its Eurodollar Loans (or, in the case of Existing Loans, eurodollar loans under the Existing Credit Agreement) occurs on a date which is not the last day of an Interest Period (or, in the case of Existing Loans, an interest period under the Existing Credit Agreement) with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Company; or (iv) as a consequence of (x) any other default by the Company to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b). A Bank's basis for requesting compensation pursuant to this Section 1.11, and a Bank's cal-culations of the amounts thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                    1.12 REPLACEMENT OF BANKS. If any Bank (other than the Agent) (x) is owed increased costs under Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 materially in excess of those of the other Banks or (y) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), the Company shall have the right, if no Default or Event of Default then exists, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees (collectively, the "Replacement Bank") acceptable to the Agent, PROVIDED that:

                         (i)  at  the time of  any replacement pursuant  to
               this Section 1.12, the Replacement Bank shall enter into one or more assignment agreements, in form and substance satisfactory to the Agent, pursuant to which the Replacement Bank shall acquire all of the Commitment and outstanding Loans of, and participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01 hereof and (y) the appropriate Issuing Bank an amount equal to such Replaced Bank's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing), to the extent such amount was not theretofore funded by such Replaced Bank and (z) the Swingline Bank an amount equal to such Replaced Bank's RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank; and

                         (ii) all obligations of the Company owing to the Replaced Bank (including, without limitation, such increased costs and excluding those specifically described in clause
               (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement.

                    Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Company, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification and clawback provisions under this Agreement, which shall survive as to such Replaced Bank. Notwithstanding anything to the contrary con-tained above, no Issuing Bank may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Bank (including the furnishing of a standby letter of credit in form and substance, and issued by an issuer satisfactory to such Issuing Bank or the furnishing of cash collateral in amounts and pursuant to arrange-ments satisfactory to such Issuing Bank) have been made with respect to such outstanding Letters of Credit.

                    Section 2.  LETTERS OF CREDIT.
                                  -----------------

                    2.01 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions herein set forth, the Company may request any Issuing Bank at any time and from time to time on and after the Restatement Effective Date and prior to the Final Maturity Date to issue, (x) for the account of the Company and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the Company, an irrevocable standby letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by the Company and such Issuing Bank in support of said L/C Supportable Indebtedness (each such standby letter of credit, a "Standby Letter of Credit" and collectively, the "Standby Letters of Credit") and (y) for the account of the Company and for the benefit of any obligee of trade obligations of the Company, an irrevocable trade letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank and the Company, in support of trade obligations of the Company (each such trade letter of credit, a "Trade Letter of Credit" and collectively, the "Trade Letters of Credit," each Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit" and the Trade Letters of Credit and the Standby Letters of Credit, collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars. It is hereby acknowledged and agreed that the standby letters of credit which were issued by the respective Issuing Bank under the Original Credit Agreement or the Existing Credit Agreement and which remain outstanding on the Restatement Effective Date (the "Existing Standby Letters of Credit") shall constitute Standby Letters of Credit for all purposes of this Agreement and shall be deemed issued, with the same maturity date, on the Restatement Effective Date for purposes of Sections 2.04(a) and 3.01. The Existing Standby Letters of Credit and the Stated Amounts and the expiry dates thereof and the beneficiaries thereunder are described on Schedule II.

                    (b) Each Issuing Bank hereby agrees, in its sole discretion, that it will, and BTCo hereby agrees that, in the event a requested Letter of Credit is not issued by any one of the other Issuing Banks, it will (subject to the terms and con-ditions contained herein), at any time and from time to time on and after the Restatement Effective Date and prior to the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Company one or more Letters of Credit, (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness of the Company as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder and (y) in the case of Trade Letters of Credit, in support of obligees of trade obligations of the Company as referenced in Section 2.01(a); PROVIDED that the respective Issuing Bank shall be under no obli-gation to issue any Letter of Credit of the types described above if at the time of such issuance:

                    (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the Original
               Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the Original Effective Date, and which such Issuing Bank in good faith deems material to it;

                    (ii) such Issuing Bank shall have received notice from any Bank prior to the issuance of such Letter of Credit of the type described in the penultimate sentence of Section 2.03(b); or

                    (iii) a Bank Default exists, unless such Issuing Bank has entered into arrangements satisfactory to it and the Company to eliminate such Issuing Bank's risk with respect to the Bank which is the subject of the Bank Default includ-ing by cash collateralizing such Bank's applicable RL Percentage of the Letter of Credit Outstandings.

                    (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed (x) $15,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment then in effect, (ii) each Standby Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond 5 Business Days prior to the Final Maturity Date, on terms acceptable to the Agent and the Issuing Bank with any such extension to be treated as a new issuance of the Standby Letter of Credit being extended) and (y) 5 Business Days prior to the Final Maturity Date, (iii) each Trade Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 24 months after the date of the issuance thereof and (y) 5 Business Days prior to the Final Maturity Date and (iv) each Letter of Credit will be issued on a sight basis only.

                    2.02 MINIMUM STATED AMOUNT. The Stated Amount of each Letter of Credit shall be not less than $100,000 or such lesser amount as is acceptable to the Issuing Bank issuing such Letter of Credit.

                    2.03 LETTER OF CREDIT REQUESTS. (a) Whenever the Company desires that a Letter of Credit be issued for its account, the Company shall give the Agent and the respective Issuing Bank at least ten Business Days' (or such shorter period as is acceptable to such Issuing Bank in any given case) written notice prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

                    (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Company that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Bank has received notice from any Bank before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 5 or 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Bank shall issue on the date of issuance requested in the applicable Letter of Credit Request the requested Letter of Credit for the account of the Company in accordance with such Issuing Bank's usual and customary practices. Upon its issuance of, or its entering into an amendment with respect to, any Letter of Credit, the respective Issuing Bank shall promptly notify each Bank of such issuance or amendment, which notice shall be accompanied by a copy of the Letter of Credit actually issued or amendment entered into, as the case may be, by such Issuing Bank.

                    2.04   LETTER OF CREDIT  PARTICIPATIONS.  (a)   Immedi-
          ately upon the issuance by the respective Issuing Bank of any Letter of Credit (and on the Restatement Effective Date in the case of Existing Letters of Credit), such Issuing Bank shall be deemed to have sold and transferred to each Bank, other than such Issuing Bank (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an un-divided interest and participation, to the extent of such
          Participant's RL Percentage in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Company under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the Banks pursuant to Section 1.12 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages of the assignor and assignee Banks or of all Banks with Revolving Loan Commitments, as the case may be.

                    (b) In determining whether to pay under any Letter of Credit, no Issuing Bank shall have any obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall not create for such Issuing Bank any resulting liability to the Company or any Bank.

                    (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Company shall not have reimbursed such amount in full to the respective Issuing Bank pursuant to Section 2.05(a), the respective Issuing Bank shall promptly notify the Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Agent for the account of such Issuing Bank the amount of such Participant's applicable RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Agent at the Payment Office of the Agent for the account of such Issuing Bank in Dollars such Parti-cipant's applicable RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its applicable RL Per-centage of the amount of such payment available to the Agent for the account of such Issuing Bank, such Participant agrees to pay to the Agent for the account of such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Issuing Bank at the cost to such Issuing Bank of acquiring overnight Federal funds. The failure of any Participant to make available to the Agent for the account of such Issuing Bank its applicable RL Percentage of any payment under any Letter of Credit shall not relieve any other Partici-pant of its obligation hereunder to make available to the Agent for the account of such Issuing Bank its applicable RL Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Agent for the account of such Issuing Bank such other Participant's applicable RL Percentage of any such payment.

                    (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which the Agent has received for the account of such Issuing Bank any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to the Agent and the Agent shall promptly pay each Participant which has paid its applicable RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based on the proportionate aggregate amount funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                    (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

                    (f) The obligations of each respective Participant to make payments to the Agent for the account of each Issuing Bank with respect to Letters of Credit issued which such Participant has a participation in shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                    (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                    (ii) the existence of any claim, setoff, defense or other right which the Company may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such trans-feree may be acting), the Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Company and the beneficiary named in any such Letter of Credit);

                    (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (iv) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement or any of the other Credit Documents; or

                    (v)  the occurrence of any Default or Event of Default.

                    2.05   AGREEMENT TO  REPAY LETTER  OF CREDIT  DRAWINGS.
          (a) the Company hereby agrees to reimburse the respective Issuing Bank, by making payment to the Agent in immediately available funds at the Payment Office (or by making the payment directly to the respective Issuing Bank at such location as may otherwise have been agreed upon by the Company and the respective Issuing Bank), for any payment or disbursement made by such Issuing Bank under any Letter of Credit (each such amount so paid until reimbursed, an "Unpaid Drawing"), immediately after, and in any event on the date of, such payment or disbursement, if the respective Issuing Bank has given the Company notice of such payment or disbursement prior to 2:00 P.M. (New York time) on the date of such payment or disbursement (which notice such Issuing Bank shall be under no obligation to give), and in any event on the Business Day immediately succeeding such payment or disburse-ment, with interest on the amount so paid or disbursed by the respective Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank is reimbursed by the Company therefor at a rate per annum which shall be (x) unless a Bankruptcy Default exists on the date of the respective payment or disbursement, for the period from and including the date of the respective payment or disbursement until the earlier to occur of a Bankruptcy Default or the date of receipt by the Company from such Issuing Bank or the Agent of written or telephonic notice of such payment or disbursement, the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Loans at the time of such payment or disbursement, and (y) from and including the date of the respective payment or disbursement if a Bankruptcy Default then exists or, if a Bankruptcy Default does not exist on the date of the respective payment or disbursement, from and including the earlier to occur of the date upon which a Bankruptcy Default subsequently occurs or the date of receipt by the Company from such Issuing Bank or the Agent of written or telephonic notice of such payment or disbursement to but ex-cluding the date such Issuing Bank was reimbursed by the Company therefor, the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Loans plus 2%, in each case with such interest to be payable on demand. Each Issuing Bank shall provide the Company and the Agent prompt notice of any payment or disbursement made under the Letter of Credit issued by such Issuing Bank, although the failure of, or the delay in, giving any such notice shall not release or diminish the obligations of the Company under this Section 2.05(a) or under any other Section of this Agreement.

                    (b)  The obligations of the Company under  this Section
          2.05 to reimburse each Issuing Bank with respect to Unpaid Draw-ings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company may have or have had against any Bank (including in its capacity as Issuing Bank or as Participant) or any beneficiary or any transferee of the respective Letter of Credit, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing or any draft, demand, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any or all respects or any statement therein being untrue or inaccurate in any respect; PROVIDED, HOWEVER, that the Company shall not be obligated to reimburse any Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct as determined by a court of competent jurisdiction or gross negligence on the part of such Issuing Bank.

                    2.06   INCREASED  COSTS.    If at  any  time after  the
          Original Effective Date any Issuing Bank or any Participant determines that the introduction of or any change in any applic-able law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to the Company by any Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Agent), the Company shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. In determining such additional amounts pursuant to the preceding sentence, each Issuing Bank or Participant will act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts receivable or reductions in rates of return relate to such Issuing Bank's or Participant's letters of credit in general and are not specifically attributable to the Letters of Credit hereunder, use averaging and attribution methods which are reasonable and which cover all letters of credit similar to the Letters of Credit issued by or participated in by such Issuing Bank or Participant whether or not the documentation for such other Letters of Credit permit such Issuing Bank or Participant to receive amounts of the type described in this Section 2.06. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Company, which notice shall include a certificate submitted to the Company by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Agent), setting forth in reasonable detail the basis for the calculation of such addi-tional amount or amounts necessary to compensate such Issuing Bank or such Participant, although failure to give any such notice (unless the respective Issuing Bank or Participant has intentionally withheld or delayed such notice, in which case the respective Issuing Bank or Participant shall not be entitled to receive additional amounts pursuant to this Section 2.06 for periods occurring prior to the 180th day before the giving of such notice) shall not release or diminish the Company's obliga-tions to pay additional amounts pursuant to this Section 2.06. The certificate required to be delivered pursuant to this Section

          2.06 shall, absent manifest error, be final, conclusive and bind-ing on the Company.

                    Section 3.  COMMITMENT FEES; FEES; REDUCTIONS OF
                                  ------------------------------------
          COMMITMENT.
          ----------

                    3.01 FEES. (a) The Company agrees to pay to the Agent for distribution to each Bank with a Revolving Loan Commit-ment a commitment fee (the "Commitment Commission") for the period from and including the Restatement Effective Date to and including the Final Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated) computed at the rate for each day equal to the Applicable
          Commitment Commission Percentage per annum on the daily Unutilized Revolving Loan Commitment of such Bank. Accrued Commitment Commission shall be due and payable in immediately available funds quarterly in arrears on each Quarterly Payment Date and on the Final Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

                    (b)    The Company  agrees  to  pay  to the  Agent  for
          distribution to each Bank a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit (or, in the case of Existing Letters of Credit, from the Restatement Effective Date) to and including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Eurodollar Loans of the daily Stated Amount of such Letter of Credit. Letter of Credit Fees shall be distributed by the Agent to the Banks with Revolving Loan Commitments on the basis of their respective RL Percentages as in effect from time to time. Accrued Letter of Credit Fees shall be due and payable in immediately available funds quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Revolving Loan Commitment on which no Letters of Credit remain outstanding.

                    (c) The Company agrees to pay to each Issuing Bank at all times when there is more than one Bank with a Revolving Loan Commitment, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Bank hereunder (the "Facing Fee") for the period from and including the date of issuance (or, (x) in the case of Existing Letters of Credit, the Restatement Effective Date or (y) in the event that on the date of issuance (or the Restatement Effective Date in the case of Existing Letters of Credit) there is only one Bank with a Revolving Loan Commitment on such later date on which there is more than one Bank with a Revolving Loan Commitment) of such Letter of Credit to and including the termination of such Letter of Credit, equal to the greater of (x) $500.00 per annum and (y) 1/8 of 1% per annum (or such lessor rate as may be agreed to with the Issuing Bank issuing such Letter of Credit) of the daily Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable in immediately available funds quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Revolving Loan Commitment on which no Letters of Credit remain outstanding.

                    (d) The Company hereby agrees to pay in immediately available funds directly to each Issuing Bank upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by such Issuing Bank such amount as shall at the time of such issuance, payment or amendment be the administrative charge which such Issuing Bank is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it or such alternative amounts as may have been agreed upon in writing by the Company and such Issuing Bank.

                    (e) Notwithstanding anything to the contrary contained in this Agreement or in the Existing Credit Agreement, all unpaid Fees under, and as defined in, the Existing Credit Agreement (including, without limitation, any Commitment Commission, Letter of Credit Fees and Facing Fees (as each such term is defined in the Existing Credit Agreement)) accrued to the Restatement Effective Date (immediately prior to giving effect thereto) shall be payable on the Restatement Effective Date.

                    (f) The Company shall pay (x) to the Agent, for its own account, on the Restatement Effective Date, such fees of the Agent as have heretofore been agreed to in writing by the Company and the Agent and (y) to the Agent and each Bank, for their respective accounts, such other fees as have been agreed to in writing from time to time by the Company and the Agent when and as due.

                    3.02  VOLUNTARY  TERMINATION OF UNUTILIZED COMMITMENTS.
          (a) Upon at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Agent at its Notice Office, which notice the Agent shall promptly transmit to each of the Banks, the Company shall have the right, without premium or penalty, to terminate, in whole or in part, the Total Unutilized Revolving Loan Commitment, PROVIDED that any partial reduction pursuant to this Section 3.02(a) shall be in integral multiples of $1,000,000.

                    (b) In the event of certain refusals by a Bank as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Company may, subject to its compliance with the requirements of said Section 13.12(b), upon five Business Days' written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks) terminate the Revolving Loan Commitment of such Bank so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04,
          13.01 and 13.06), which shall survive as to such repaid Bank.

                    (c) Any partial reduction to the Total Revolving Loan Commitment pursuant to this Section 3.02 shall be applied (x) FIRST, to the extent any portion of any Scheduled Commitment Reduction for the twelve months immediately following the date of such Scheduled Commitment Reduction have not been effected, to reduce the then remaining Scheduled Commitment Reductions to occur in such twelve month period in direct order of maturity and
          (y) second, to the extent remaining after the applications pursu-ant to the preceding clause (x), to reduce the then remaining Scheduled Commitment Reductions on a PRO RATA basis (based upon the then remaining principal amount of each such Scheduled Commitment Reduction after giving effect to all prior reductions thereto).

                    3.03 MANDATORY REDUCTION OF COMMITMENTS. (a) The Total Commitment (and the Commitment of each Bank) shall terminate on November 15, 1997 and the Existing Credit Agreement shall continue in effect without being amended and restated by this Agreement, unless the Restatement Effective Date has occurred on or before such date.

                    (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate on the Final Maturity Date.

                    (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Restatement Effective Date upon which a mandatory prepayment of Revolving Loans pursuant to Section 4.02(B)(a) is required (and exceeds in amount the aggregate principal amount of Revolving Loans then outstanding) or would be required if Revolving Loans were then outstanding, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Section (determined as if an unlimited amount of Revolving Loans were actually outstanding) exceeds the aggregate principal amount of Revolving Loans then outstanding.

                    (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date set forth below (each, a "Scheduled Commitment Reduction Date"), the Revolving Loan Commitment shall be permanently reduced by the amount set forth opposite such date (each such reduction, as such reduction may have been reduced pursuant to Section 3.02 and/or 3.03(e), a "Scheduled Commitment Reduction"):

               SCHEDULED COMMITMENT REDUCTION DATE          AMOUNT
                -----------------------------------         ------

               September 30, 1999                      $10,000,000.00
               September 30, 2000                      $15,000,000.00
               September 30, 2001                      $25,000,000.00
               Final Maturity Date                    $100,000,000.00

                    (e) Each partial reduction to the Total Revolving Loan Commitment pursuant to Section 3.03(c) shall reduce the then remaining Scheduled Commitment Reductions on a PRO RATA basis (based upon the then remaining principal amount of each such Scheduled Commitment Reduction after giving effect to all prior reductions thereto). Each partial reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Revolving Loan Commitment of each Bank with such a Commitment.

                    Section 4.  PREPAYMENTS; PAYMENTS; TAXES.
                                  ----------------------------

                    4.01 VOLUNTARY PREPAYMENTS. (a) The Company shall have the right to prepay the Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions:

                    (i) the Company shall give the Agent prior to 12:00 Noon (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice confirmed in writing) of its intent to prepay Base Rate Loans, (y) on the date of such prepayment in the case of Swingline Loans and (z) at least three Business Days' prior written notice (or telephonic notice confirmed in writing) of its intent to prepay Eurodollar Loans, the amount of such prepayment and, in the case of Eurodollar Loans, the specif-ic Borrowing or Borrowings pursuant to which made, which notice the Agent shall, except in the case of Swingline Loans, promptly transmit to each of the Banks;

                    (ii) each prepayment shall be in an aggregate principal amount of at least $500,000 and, if greater, in integral multiples of $100,000, PROVIDED that no partial prepayment of Eurodollar Loans made pursuant to any Bor-rowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $1,000,000;

                    (iii) prepayments of Eurodollar Loans made pursuant to this Section 4.01(a) may only be made on the last day of an Interest Period applicable thereto; and

                    (iv) each prepayment of Loans made pursuant to a Borrowing shall be applied PRO RATA among such loans.

                    (b) In the event of certain refusals by a Bank as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Company may, upon five Business Days' written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Bank in accordance with, and subject to the requirements of, said Section 13.12(b) so long as the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments).

                    4.02  MANDATORY REPAYMENTS.
                            --------------------

                    (A)  REQUIREMENTS:
                           ------------

                    (a) If on any date the sum of the aggregate out-standing principal amount of the Revolving Loans, Swingline Loans (after giving effect to all other repayments thereof on such date) and the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Company shall prepay on such date the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, the principal of Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Company shall pay to the Agent at its Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess, such cash or Cash Equivalents to be held as security for all Obligations of the Company hereunder in a cash collateral account to be established by the Agent.

                    (b) On each date after the Restatement Effective Date upon which the Company or any of its Subsidiaries receives any proceeds from any incurrence by the Company or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted by Section 9.05 as such
          Section is in effect on the Restatement Effective Date), an amount equal to 100% of the cash proceeds of the respective incurrence (net of any underwriting discounts and commissions and other reasonable costs associated therewith) shall be applied as provided in Section 4.02(B).

                    (c) On each date after the Restatement Effective Date upon which the Company or any of its Subsidiaries receives pro-ceeds from any sale of assets (including capital stock of Subsidiaries and securities but excluding (i) sales of inventory and Cash Equivalents in the ordinary course of business, (ii) sales of equipment which, in the reasonable judgment of the Company have become obsolete, worn out or uneconomic, in the ordinary course of business, the proceeds of which are used to purchase other equipment used in the Company's business within 180 days from the date of sale so long as the aggregate amount of Net Sale Proceeds excluded pursuant to this clause (ii) in any fiscal year does not exceed $250,000 and (iii) sales of receivables of the Company so long as the aggregate face value of all such receivables to be excluded pursuant to this clause (iii) in any fiscal year does not exceed $250,000), an amount equal to 100% of the Net Sale Proceeds therefrom, to the extent during any fiscal year such proceeds exceed $2,000,000 but only to the extent that the Net Sale Proceeds in excess of $2,000,000 is at least $1,000,000 shall be applied as provided in Section 4.02(B).

                    (d) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and
          (ii) all other then outstanding Loans shall be repaid in full on the Final Maturity Date.

                    (B)  APPLICATION:
                           -----------

                    (a) Each mandatory repayment of Loans pursuant to Sections 4.02(A)(b) or (c) shall be applied:

                    (i) first, to repay Swingline Loans to the extent then outstanding;

                    (ii) second, to prepay the principal of outstanding Revolving Loans (with a corresponding reduction to the Total Revolving Loan Commitment) on a PRO RATA basis based on the aggregate principal amount of all Revolving Loans outstanding at such time;

                    (iii) third, to cash collateralize Letter of Credit Outstandings in an amount equal to such Letter of Credit
               Outstandings (with a corresponding reduction to the Total Revolving Loan Commitment); and

                    (iv) fourth, to reduce the remaining (i.e., after giving effect to all prior reductions thereto, including, without limitation, the reductions theretofore effected pursuant to the preceding clauses (i)-(iii)) Total Revolving Loan Commitment on a PRO RATA basis based on the aggregate principal amount of the then Total Revolving Loan Commitment (it being understood and agreed that the amount of such reductions shall be deemed to be an application of proceeds for purposes of this Section 4.02(B)(a)(iv) even though cash is not actually applied).

                    (b) All mandatory reductions to the Total Revolving Loan Commitment arising as a result of the application of this
          Section 4.02(B) shall be applied to reduce each of the then-remaining Scheduled Commitment Reductions on a PRO RATA basis (based upon the then remaining principal amount of each such Scheduled Commitment Reduction after giving effect to all prior reductions thereto).

                    (c) With respect to each repayment of Loans required by this Section 4.02, the Company may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, PROVIDED that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $1,000,000, such Borrowing shall immediately be converted into Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans. In the absence of a designa-tion by the Company as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion.

                    (d) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all outstanding Revolving Loans shall be repaid in full on the Final Maturity Date.

                    4.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments made by the Company under this Agreement or any Note shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) (or 1:00 P.M. (New York time) in the case of Swingline Loans) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of princi-pal, interest shall be payable at the applicable rate during such extension.

                    4.04 NET PAYMENTS. (a) All payments made by the Company under this Agreement or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or any political subdivision or taxing authority thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imports, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Company agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the Company agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall deter-mine are payable by such Bank in respect of such additional amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Company will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Company. The Company agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

                    (b)  Each Bank  that is not a United States  person (as
          such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Company and the Agent on or prior to the Restatement Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.12 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Company and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Company and the Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such form or certificate pursuant to this Section 4.04(b). Notwith-standing anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Company U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Company shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Company the Internal Revenue Service Forms required to be provided to the Company pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Company agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or with-holding of income or similar Taxes.

                    Section 5. CONDITIONS PRECEDENT TO THE RESTATEMENT EFFECTIVE DATE AND TO ALL CREDIT EVENTS ON THE RESTATEMENT EFFECTIVE DATE. The occurrence of the Restatement Effective Date pursuant to Section 13.10, the obligation of each Bank to make Loans and the obligation of any Issuing Bank to issue Letters of Credit, in each case, on the Restatement Effective Date is subject, at the time of the making of such Loans or the issuance of such Letters of Credit, to the satisfaction of the following conditions:

                    5.01 EXECUTION OF AGREEMENT; NOTES. On or prior to the Restatement Effective Date (i) this Agreement shall have been executed and delivered in accordance with clause (i) of the first sentence of Section 13.10, and (ii) there shall have been delivered to the Agent for the account of each of the Banks with a Revolving Loan Commitment the appropriate Revolving Note and to the Swingline Bank, the Swingline Note, in each case executed by the Company and in the amount, maturity and as otherwise provided herein.

                    5.02 CONSUMMATION OF THE INITIAL PUBLIC OFFERING. On the Restatement Effective Date, (i) the Company shall have gross cash proceeds of at least $60 million, and shall have received Net Cash Proceeds of at least $55,000,000, from the initial public offering by the Company of Common Stock (the "Initial Public Offering") and (ii) the Banks shall have received true and correct copies of the registration statement, as amended (without exhibits) and underwriting agreement relating to the Initial Public Offering (the "Initial Public Offering Documents"). The Company shall have utilized the proceeds from the Initial Public Offering to make all payments then owing in connection with the Transaction and the Agent and the Banks shall have received an officers' certificate to such effect setting forth in reasonable detail the uses of such proceeds. The Initial Public Offering shall have occurred in accordance with the terms and conditions of the Initial Public Offering Documents and all applicable law.

                    5.03 REPAYMENT OF EXISTING LOANS; PAYMENT OF FEES; ETC. On or prior to the Restatement Effective Date or concurrently with the initial Credit Event on the Restatement Effective Date, the Company shall have (x) repaid in full (i) all outstanding Existing Loans and (ii) all interest accrued to the Restatement Effective Date on all Existing Loans and (y) paid (I) all amounts contemplated by Sections 3.01(e) and (f) of this
          Agreement to the extent then due and (II) all other costs, fees and expenses owing to any of the Existing Banks and/or the Existing Agent, respectively, under the Existing Credit Agreement, to the extent then due in accordance with the terms of the Existing Credit Agreement. Except as provided in Section 2.01(a), no Letters of Credit (as defined in the Existing Credit Agreement) issued under the Existing Credit Agreement shall be outstanding and all Unpaid Drawings (as defined in the Existing Credit Agreement) relating to Letters of Credit (as defined in the Existing Credit Agreement) shall have been paid in full, together with all interest, fees and other amounts applicable thereto. After giving effect to the payments pursuant to this
          Section,   no  Existing  Loans   shall  be  outstanding   on  the
          Restatement Effective Date after giving effect to the transactions contemplated hereby.

                    5.04 OFFICER'S CERTIFICATE. On the Restatement Ef-fective Date, the Agent shall have received a certificate dated the Restatement Effective Date signed on behalf of the Company by the President or any Vice President of the Company stating that all of the conditions in Sections 5.02, 5.03, 5.08, 5.09, 5.13, 5.14, 6.01, 6.03 and 6.04 have been satisfied on such date, provided the certificate shall not be required to certify as to the acceptability of any items to the Agent and/or the Required Banks or as to whether the Agent and/or the Required Banks are satisfied with any of the matters described in said Sections.

                    5.05 OPINION OF COUNSEL. On the Restatement Effective Date, the Agent shall have received from Sonnenschein Nath & Rosenthal, special counsel to the Company, an opinion addressed to the Agent and each of the Banks and dated the Restatement Effective Date, which shall be in form and substance reasonably satisfactory to the Agent and the Required Banks and which shall cover the matters set forth in Exhibit E and such other matters incident to the transactions contemplated herein as the Agent may reasonably request.

                    5.06 CORPORATE DOCUMENTS; PROCEEDINGS. (a) On the Restatement Effective Date, the Agent shall have received a certificate, dated the Restatement Effective Date, signed by the President or any Vice President of the Company, and attested to by the Secretary or any Assistant Secretary of the Company, in the form of Exhibit F with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of the Company and the resolutions of the Company referred to in such certificate, and the foregoing shall be acceptable to the Agent and the Required Banks in their sole discretion.

                    (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be satisfactory in form and substance to the Agent and the Required Banks, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Agent or the Required Banks reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                    5.07 EMPLOYEE BENEFIT PLANS; SHAREHOLDERS' AGREEMENTS; COLLECTIVE BARGAINING AGREEMENTS; TAX SHARING AGREEMENTS; DEBT AGREEMENTS; CPC CONTRACT. On or prior to the Restatement Effective Date, there shall have been delivered to the Agent true and correct copies, certified as true and complete by an appro-priate officer of the Company, of (i) all employee benefit plans or any other similar plans or arrangements for the benefit of employees  of  the Company  and  any  profit  sharing  plans  and deferred compensation plans of the Company (collectively, the "Employee Benefit Plans") other than Stock Option Plans, (ii) all agreements entered into by the Company governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to the Company with respect to their capital stock (collectively, the "Shareholders' Agree-ments"), (iii) all collective bargaining agreements applying or relating to any employee of the Company (collectively, the "Collective Bargaining Agreements"), (iv) any tax sharing, dis-affiliation, tax allocation and other similar agreements entered into by the Company (collectively, the "Tax Sharing Agreements"),
          (v) all agreements evidencing or relating to the Existing Obligations of the Company (collectively, the "Debt Agreements") and (vi) the CPC Contract; all of which Employee Benefit Plans (other than Stock Option Plans), Shareholders' Agreements, Collective Bargaining Agreements, Tax Sharing Agreements, Debt Agreements and the CPC Contract, shall be in form and substance satisfactory to the Agent and the Required Banks and shall be in full force and effect on the Restatement Effective Date; PROVIDED, HOWEVER, that only those Employee Benefit Plans (other than Stock Option Plans), Shareholders' Agreements, Collective Bargaining Agreements, Tax Sharing Agreements, Debt Agreements and CPC Contract which were not in existence on April 11, 1997 or, if in existence on April 11, 1997, which have been changed in any material respect since such date, shall be required to be delivered pursuant to this Section 5.07.

                    5.08 ADVERSE CHANGE; APPROVALS; ETC. (a) Since September 30, 1996, nothing shall have occurred (and the Banks shall have become aware of no facts or conditions not previously known) which the Agent or the Required Banks shall reasonably determine (i) has, or could have, a material adverse effect on the rights or remedies of the Banks or the Agent, or on the abil-ity of the Company to perform its obligations to the Agent and the Banks under this Agreement or any other Credit Document, (ii) which has, or would reasonably be expected to have, a Material Adverse Effect or (iii) indicates the inaccuracy in any material respect of the information previously provided to the Agent or the Banks (taken as a whole) or indicates that the information previously provided omitted to disclose any material information.

                    (b) On or prior to the Restatement Effective Date, all necessary governmental (domestic and foreign) and third party approvals in connection with this Agreement and the Transaction and the transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of the Transaction or the other transactions contemplated by the Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other re-straint pending or notified prohibiting or imposing materially adverse conditions upon all or any part of the Transaction, the transactions contemplated by the Documents or otherwise referred to herein or therein or the making of the Loans or the issuance of Letters of Credit.

                    5.09 LITIGATION. On the Restatement Effective Date, no litigation by any entity (private or governmental) shall be pending or, to the best knowledge of the Company, threatened with respect to this Agreement, any other Document or any docu-mentation executed in connection herewith or the transactions contemplated hereby (including, without limitation, the Transaction), or with respect to any of the Existing Obligations or the obligations being refinanced in connection with the consummation of the Transaction or which the Agent or the Required Banks shall determine could reasonably be expected to have a materially adverse effect on the Transaction or the busi-ness, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company.

                    5.10 FEES; ETC. On the Restatement Effective Date, the Company shall have paid to the Agent and the Banks all reasonable costs, fees and expenses (including, without limitation, all legal fees and expenses) payable to the Agent and the Banks, respectively, to the extent then due.

                    5.11 CONSENT LETTER. On the Restatement Effective Date, the Agent shall have received a letter from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, substantially in the form of Exhibit G hereto, indicating its consent to its appointment by the Company as its agent to receive service of process as specified in Section 13.08 of this Agreement.

                    5.12 FINANCIAL STATEMENTS. On or prior to the Restatement Effective Date, the Agent and each of the Banks shall have received the Financial Statements referred to in Section 7.05.

                    5.13 EXISTING INDEBTEDNESS. On the Restatement Ef-fective Date and after giving effect to the Transaction and the other transactions contemplated hereby that are to be consummated on the Restatement Effective Date and the related financing therefor, the Company shall not have any Indebtedness outstanding except for (i) the Loans, (ii) the Letters of Credit and (iii) the Existing Obligations. The Existing Obligations shall not have been incurred in connection with, or in contemplation of, the Transaction and the other transactions contemplated hereby, and the terms and conditions of the Existing Obligations shall be satisfactory to the Agent and the Required Banks. All of the
          Existing Obligations shall remain outstanding after the consummation of the Transaction and the other transactions contemplated hereby that are to be consummated on the Restatement Effective Date and the related financing therefor, without any default or events of default existing thereunder or arising as a result of the consummation of such transactions contemplated hereby. Except as may have been requested or approved by the Agent and the Required Banks, there shall not be any amendments or modifications to the agreements and instruments governing or evidencing the Existing Obligations. All security interests of the Existing Banks under the Existing Credit Agreement shall have been released.

                    5.14 SUBSIDIARIES. On the Restatement Effective Date, the Company shall have no Subsidiaries.

                    Section 6. CONDITIONS PRECEDENT TO THE RESTATEMENT EFFECTIVE DATE AND TO ALL CREDIT EVENTS. The occurrence of the Restatement Effective Date pursuant to Section 13.10, the obligation of each Bank to make Loans (including Loans made on the Restatement Effective Date) and the obligation of any Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

                    6.01 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. On the Restatement Effective Date and at the time of each Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the Restatement Effective Date and/or the date of making of such Loans or the issuance of such Letter of Credit, provided that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct at the time of each such Credit Event only as of such specified date.

                    6.02   NOTICE OF  BORROWING; LETTER OF  CREDIT REQUEST.
          (a) Prior to the making of each Loan, the Agent shall have re-ceived a Notice of Borrowing meeting the requirements of Section 1.03.

                    (b) Prior to the issuance of each Letter of Credit (other than an Existing Letter of Credit), the Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

                    6.03 ADVERSE CHANGE; ETC. At the time of each such Credit Event and also after giving effect thereto, nothing shall have occurred (and the Banks shall have become aware of no facts or conditions not previously known) which the Agent or the Required Banks shall reasonably determine (i) has, or could have, a material adverse effect on the rights or remedies of the Banks or the Agent, or on the ability of the Company to perform its obligations to the Agent and the Banks under this Agreement or any other Credit Document, (ii) has, or could reasonably be expected to have, a Material Adverse Effect or (iii) indicates the inaccuracy, at the time provided, in any material respect of the information previously provided to the Agent or the Banks (taken as a whole) or indicates, that the information previously provided, at the time provided, omitted to disclose any material information.

                    6.04 LITIGATION. At the time of each such Credit Event and also after giving effect thereto, no litigation by any entity (private or governmental) shall be pending or, to the best knowledge of the Company, threatened with respect to this Agree-ment, any other Document or any documentation executed in connection herewith or the transactions contemplated hereby, or with respect to any Existing Obligations or which the Agent or the Required Banks shall determine could reasonably be expected to have a Material Adverse Effect.

                    The occurrence of the Restatement Effective Date and the acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Company to each of the Banks that all the applicable conditions specified in Sections 5 and 6 exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 5 and 6, unless otherwise specified, shall be satisfactory in form and substance to the Agent and the Required Banks and shall be delivered to the Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks.

                    Section 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Company makes the following representations, warranties and agreements as of the Restatement Effective Date and as of the date of each subsequent Credit Event, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Restatement Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct on and as of the Restatement Effective Date and on and as of the date of each such Credit Event, provided that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct on the date of each Credit Event but only as of such specified date:

                    7.01 CORPORATE STATUS. Each of the Company and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage in and (iii) is duly qualified and is authorized to do business and is in good standing in (x) Delaware, Missouri and South Carolina and (y) in each other jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qual-ifications, except in the case of clause (y) for such failures to be so qualified which, in the aggregate, would not have a Material Adverse Effect.

                    7.02 CORPORATE POWER AND AUTHORITY. The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. The Company has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                    7.03 NO VIOLATION. Neither the execution, delivery or performance by the Company or any of its Subsidiaries of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any provision of any law, statute, rule or regulation binding on or applicable to the Company or any of its Subsidiaries or any order, writ, injunction or decree of any court or governmental instrumentality binding on or applicable to the Company or any of its Subsidiaries, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, to which the Company or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries.

                    7.04 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Restatement Effective Date), or exemption by, any governmental or public body or authority, or any sub-division thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

                    7.05 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES; ETC. (a) (i) The audited balance sheet of the Company at September 30, 1996 and the related statements of operations, cash flows and shareholders' equity of the Company for the fiscal year ended on such date and the unaudited balance sheet of the Company at August ___, 1997 and the related statements of operations, cash flows and shareholders' equity of the Company for the eight month period ended on such date, copies of which have hereto been furnished to the Banks prior to the Restatement Effective Date which have been audited by Ernst & Young, independent certified public accountants, who delivered an unqualified opinion in respect thereto in the case of the annual statement, and (ii) the PRO FORMA (after giving effect to the Transaction, the related financing thereof and the other transactions contemplated hereby and thereby) balance sheet of the Company at August __, 1997, copies of which have heretofore been furnished to the Banks prior to the Restatement Effective Date, present fairly the financial condition of the Company at the date of such balance sheets and the results of the operations and the cash flows and shareholders' equity of the Company for such fiscal year or other period, as the case may be (or, in the case of the PRO FORMA balance sheet, presents a good faith estimate of the PRO FORMA financial condition of the Company (after giving effect to the Transaction, the related financing thereof and the other transactions contemplated hereby and thereby) at the date thereof). All such financial statements have been prepared in accordance with generally accepted account-ing principles and practices consistently applied (except as may be indicated in the notes thereto) subject to normal year-end adjustments in the case of the unaudited statements. Since September 30, 1996, there has been no material adverse change in the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

                    (b) On and as of the Restatement Effective Date, after giving effect to the Transaction and to all Indebtedness (includ-ing the Loans and the Letters of Credit) being incurred, and to be incurred (and the use of proceeds thereof), and Liens created, and to be created, by the Company in connection with the transactions contemplated hereby, (i) the sum of the assets, at a fair valuation, of the Company will exceed its debts; (ii) the Company has not incurred nor intends to, nor believes that it will, incur debts beyond its ability to pay such debts as such debts mature; and (iii) the Company will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b) "debt" means any liability on a claim, and "claim" means
          (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                    (c) Except as fully reflected in the financial state-ments and the notes related thereto delivered pursuant to Section 7.05(a) and on Schedule IV, there were as of the Restatement Effective Date (and after giving effect to the Transaction and the other transactions contemplated hereby) no liabilities or obligations with respect to the Company of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be material to the Company. As of the Restatement Effective Date (and after giving effect to the Transaction and the other transactions contemplated hereby), the Company does not know of any basis for the assertion against the Company of any liability or obligation of any nature whatsoever that is not fully re-flected in the financial statements delivered pursuant to Section 7.05(a) and on Schedule IV which, either individually or in the aggregate, could be material to the Company.

                    7.06 LITIGATION. There are no actions, suits or proceedings pending or, to the best knowledge of the Company, threatened (i) with respect to any Document, (ii) with respect to any Indebtedness or preferred stock of the Company or any of its Subsidiaries or (iii) that are reasonably likely to have a Mate-rial Adverse Effect.

                    7.07 TRUE AND COMPLETE DISCLOSURE. All factual in-formation (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Company or any of its Subsidiaries in writing to any Bank (including, without limita-tion, all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contem-plated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Company or any of its Subsidiaries in writing to any Bank for purposes of or in connection with this Agreement or any transaction contemplated herein will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

                    7.08 USE OF PROCEEDS; MARGIN REGULATIONS. (a) All proceeds of Revolving Loans and Swingline Loans shall be used by the Company for working capital and general corporate purposes of the Company.

                    (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                    7.09 TAX RETURNS AND PAYMENTS. Each of the Company and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority, all returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Company and/or any of its Subsidiaries. The Returns accurately reflect all liability for taxes of the Company and its Subsidiaries for the periods covered thereby. Each of the Company and each of its Subsidiaries has paid all taxes payable by it before they have become delinquent other than those contested in good faith and for which adequate reserves have been established. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Company, threatened by any authority regarding any taxes relating to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company or any of its Sub-sidiaries not to be subject to the normally applicable statute of limitations. Neither the Company nor any of its Subsidiaries have provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. Neither the Company nor any of its Subsidiaries has incurred, or will incur, any tax liability in connection with the Transaction or the other transactions contemplated hereby.

                    7.10 COMPLIANCE WITH ERISA. Each Plan is in substan-tial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or
          4212 of ERISA or Section 4971, 4975 or 4980 of the Code or expects to incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to the Company or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the Company and its Subsidiaries and its ERISA Affiliates would not have any liability to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of any Credit Event; no Lien imposed under the Code or ERISA on the assets of the Company or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Company and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees (other than as required by
          Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement. For purposes of this Section 7.10, the term "ERISA Affiliate" shall not include any Person that would otherwise be included within such term solely by reason of MS Shareholders's ownership interest in such Person and the term Plan shall not include any Plan which was ever maintained by any such ERISA Affiliate.

                    7.11   SUBSIDIARIES.   The Company has  no Subsidiaries
          other than Subsidiaries created in accordance with Section 9.14.

                    7.12 REPRESENTATIONS AND WARRANTIES IN DOCUMENTS AND IN EXISTING CREDIT AGREEMENT. All representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made or deemed made and shall be true and correct in all material respects as of the Restatement Effective Date as if such representations and warranties were made on and as of such date. In addition, all representations and warranties set forth in the Existing Credit Agreement were true and correct in all material respects as of the time such representations and warranties were made or deemed made thereunder.

                    7.13 PROPERTIES. Except as set forth in Schedule V, the Company and each of its Subsidiaries have good and marketable title to all properties owned by them including, without limitation, all property reflected in the most recent balance sheet of the Company as referred to in Section 7.05(a)(i) and in the PRO FORMA balance sheet referred to in Section 7.05(a)(ii) and in Section 5.12 (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or, in the case of any sale or disposition after the Restatement Effective Date, as otherwise permitted under this Agreement), free and clear of all Liens, other than (i) as referred to in such balance sheet or in the notes thereto or in the PRO FORMA balance sheet or (ii) otherwise permitted by
          Section 9.01.

                    7.14   CAPITALIZATION.   On  the Restatement  Effective
          Date and after giving effect to the issuance of common stock on such date pursuant to the Initial Public Offering, the authorized capital stock of the Company shall consist of (i) 75,000,000 shares of Class A Common Stock, of which 16,776,061 shares shall be issued and outstanding, (ii) 25,000,000 shares of Class B Common Stock, of which no shares shall be issued and outstanding, and (iii) 10,000,000 shares of preferred stock, par value $.001 per share, of which no shares shall be issued and outstanding. Upon issuance thereof, all such outstanding shares have been or shall be duly and validly issued, are or shall be fully paid and nonassessable and, except as set forth in the Company's Certifi-cate of Incorporation, are or shall be free of preemptive rights. On the Restatement Effective Date, except (i) for the convertability of certain shares of Class A Common Stock into Class B Common Stock (and vice versa) in accordance with the terms thereof and (ii) as provided in or contemplated by the Stockholders Agreement, the Company does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock other than options to purchase shares of Common Stock granted to man-agement and employees of the Company pursuant to the Employment Agreements or the Stock Option Plans, the aggregate number of such shares subject to such options not to exceed 4,000,000.

                    7.15 COMPLIANCE WITH STATUTES; ETC. Each of the Company and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as would not, in the aggregate, have a Material Adverse Effect.

                    7.16 INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                    7.17 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                    7.18  ENVIRONMENTAL MATTERS.  (a)  The Company and each
          of its Subsidiaries have complied in all material respects with, and on the Restatement Effective Date and on the date of each Credit Event are in compliance in all material respects with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no material past, pending and to the best knowledge of the Company, threatened Environmental Claims against the Company or any of its Subsidiaries or any Real Property owned or at any time operated by the Company or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property owned or at any time operated by the Company or any of its Sub-sidiaries or, to the best knowledge of the Company, on any property adjoining any Real Property owned or operated by the Company and its Subsidiaries that could reasonably be expected
          (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such Real Property, or
          (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law.

                    (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or at any time operated by the Company or any of its Subsidiaries except in material compliance with
          Environmental Laws. Hazardous Materials have not at any time been Released on or from any Real Property owned or at any time operated by the Company or any of its Subsidiaries except in material compliance with Environmental Laws. Except as disclosed on Schedule VI, there are not now and never have been any underground storage tanks located on any Real Property owned or at any time operated by the Company or any of its Subsidiaries.

                    7.19 LABOR RELATIONS. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that could have a material adverse effect on the Company or on the Company and its Subsidiaries taken as a whole. There is (i) no significant unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries and (iii) to the best knowledge of the Company, no question concerning union representation exists with respect to the employees of the Company or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not have a Material Adverse Effect.

                    7.20 INTELLECTUAL PROPERTY; LICENSES; FRANCHISES; FORMULAS. Each of the Company and its Subsidiaries owns all the patents, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, trade names, copyrights, copyright registrations and applications therefor, trade secrets, proprietary information, computer programs, data bases, licenses, permits, franchises and formulas, or rights with respect to the foregoing (collectively, "Intellectual Property"), and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others. Except as set forth on Schedule VII, neither the Company nor any of its Subsidiaries has knowledge of any existing or threatened claim by any Person contesting the validity, enforceability, use or ownership of the Intellectual Property, or of any existing state of facts that would support a claim that use by the Company or any of its Subsidiaries of any such Intellectual Property has infringed or otherwise violated any proprietary rights of any other Person.

                    7.21   INDEBTEDNESS.  Schedule  VIII sets forth  a true
          and complete list of all Indebtedness (other than the Loans and the Letters of Credit) of the Company as of the Restatement Effective Date and which is to remain outstanding after giving effect to the Transaction (the "Existing Obligations"), in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective obligor and any other entity which directly or indirectly guaranteed such debt. No Existing Obligation has been incurred in connection with, or in contemplation of, the Transaction or the other transactions contemplated hereby.

                    7.22 RESTRICTIONS ON OR RELATING TO SUBSIDIARIES. There does not exist any encumbrance or restriction on the ability of (a) any Subsidiary of the Company to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any Subsidiary of the Company, or to pay any Indebtedness owed to the Company or a Subsidiary of the Company, (b) any Subsidiary of the Company to make loans or advances to the Company or any of the Company's Subsidiaries or (c) the Company or any of its Subsidiaries to transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement or the other Credit Documents or (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or a Sub-sidiary of the Company.

                    7.23 ENTERPRISE ZONE. Pursuant to and in accordance with City of Excelsior Springs Ordinance No. 87-1-4, the Company has been granted enterprise zone tax abatements and exemptions by the City of Excelsior Springs, Missouri and Clay County, Missouri with respect to substantially all of the Real Property of the Company, together with the Missouri Facility and other improvements thereon (including certain equipment which has been classified as real property qualified for said abatements and exemptions), as follows:

               Such Real Property shall be one hundred percent (100%) exempt from all taxes for a fifteen (15) year period, commencing January 1, 1988. For the next ten (10) years there shall be a fifty percent (50%) abatement of all taxes as to schools, county and any other funds except the general fund, for which there shall be a one hundred percent (100%) abatement of taxes. The one hundred percent (100%) abatement for the general fund of the City of Excelsior Springs shall be for a period of ten (10) years or until such time as One Hundred Eleven Thousand ($111,000.00) Dollars has been abated, whichever time shall occur first.

          The tax abatements and exemptions claimed as described above are and shall be available to the Company as claimed with respect to any taxable period (or portion thereof) ending on or before the close of business on the Restatement Effective Date (whether for the Company's real property, improvements thereon or equipment classified as real property are therefore qualified for said exemptions and abatements). For taxable periods (or portions thereof) ending after the Restatement Effective Date, such tax abatements and exemptions shall be available to the Company with respect to substantially all of the Company's real property, together with improvements thereon; PROVIDED, HOWEVER, that for taxable periods (or portions thereof) ending after the Restate-ment Effective Date, the Company makes no representation or war-ranty that such tax abatements and exemptions shall be available to the Company with respect to equipment (including equipment which has previously been classified as real property entitled to the benefit of such abatements and exemptions).

                    7.24 PURCHASE OR OTHER COMMITMENTS AND OUTSTANDING BIDS. No material purchase or other commitment of the Company is in excess of the normal, ordinary, and usual requirements of its business, or was made at any price in excess of the then current market price, or contains terms and conditions more onerous than those usual and customary in the applicable industry. There is no outstanding bid, sales or promotional proposal, contract, or unfilled order of the Company which (i) will, or could if accepted, require the Company to supply goods or services at a cost to the Company in excess of the revenues to be received therefor, or (ii) quotes prices which do not include a markup over reasonably estimated costs consistent with past markups on similar business or market conditions current at that time.

                    Section 8. AFFIRMATIVE COVENANTS. The Company covenants and agrees that on and after the Restatement Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

                    8.01 INFORMATION COVENANTS. The Company will furnish, or cause to be furnished, to each Bank:

                    (a) QUARTERLY FINANCIAL STATEMENTS. Within forty-five days after the close of each of the first three quarterly accounting periods in each fiscal year of the Company, the consolidated balance sheets of the Company and its Subsidiaries as at the end of such quarterly period, and the related consol-idated statements of operations, shareholders' equity and cash flows for such quarterly period and the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related per-iods in the prior fiscal year and the budgeted figures for such period as set forth in the respective budget delivered pursuant to Section 8.01(d), all of which shall be certified by the Chief Financial Officer of the Company, subject to normal year-end audit adjustments.

                    (b) ANNUAL FINANCIAL STATEMENTS. Within ninety days after the close of each fiscal year of the Company, the consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows for such fiscal year, reported on by Ernst & Young or other indepen-dent certified public accountants of recognized national standing reasonably acceptable to the Agent and the Required Banks and in each case setting forth comparative figures for the preceding fiscal year, together with an unqualified opinion of such accounting firm and a letter stating that in the course of its regular audit of the financial statements of the Company and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm ob-tained no knowledge of any Default or Event of Default arising under Sections 9.02, 9.03, 9.04, 9.05, 9.06 or 9.08 through 9.11, inclusive, insofar as such Sections relate to accounting matters or require computations to be made which are ordinarily made by accountants which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature and period of existence thereof. The Company shall provide a comparison between the consolidated balance sheets of the Company and its Subsidiaries and the related consolidated statements of operations, shareholders' equity and cash flows referred to above and the budgeted figures for the relevant period as set forth in the respective budget delivered pursuant to Section 8.01(d).

                    (c) MANAGEMENT LETTERS. Promptly after receipt thereof, a copy of any "management letter" received by the Company or any of its Subsidiaries from its certified public accountants.

                    (d) BUDGETS. As soon as available and in any event within ninety days following the first day of each fiscal year of the Company, a budget in form satisfactory to the Agent and the Required Banks (including budgeted statements of operations, cash flows and shareholders' equity and balance sheets) prepared by the Company for each fiscal quarter of such fiscal year, in each case prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, which shall be accompanied by the statement of the Chief Financial Officer of the Company to the effect that, to the best of his knowledge, such budget is a reasonable estimate for the period covered thereby.

                    (e) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Section 8.01(a) and (b), a certificate of the Chief Financial Officer of the Company to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall also set forth if delivered with the financial statements required by Section 8.01(a) or (b), the calculations required to establish whether the Company was in compliance with the provisions of Sections 3.03, 4.02, 9.02, 9.03, 9.04, 9.05, 9.06 and 9.08 through 9.11, inclusive.

                    (f) NOTICE OF DEFAULT OR LITIGATION, ETC. Notice of Default or Litigation, etc. Promptly, and in any event within three Business Days after an officer of the Company or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental investigation or proceeding pending (x) against the Company or any of the Subsidiaries which could materially and adversely affect the business, property, assets, nature of assets, liabilities, condi-tion (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness or preferred stock of the Company or any of its Subsidiaries or (z) with respect to any Document, (iii) any adverse judgment rendered against the Company or any of its Subsidiaries, which imposes punitive damages or otherwise providing for a recovery which is, to the extent not covered by insurance, in excess of $100,000, and (iv) any other event which could have a Material Adverse Effect.

                    (g) OTHER REPORTS AND FILINGS. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Company or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness or (or any trustee, agent or other representa-tive therefor).

                    (h) ENVIRONMENTAL MATTERS. Promptly upon, and in any event within three Business Days after an officer of the Company or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters: (i) any pending or threatened material Environmental Claim against the Company or any of its Subsidiaries or any Real Property owned or at any time operated by the Company or any of its Subsidiaries;
          (ii) any condition or occurrence on or arising from any Real Property owned or at any time operated by the Company or any of its Subsidiaries that (a) results in material noncompliance by the Company or any of its Subsidiaries with any applicable Environmental Law, or (b) could reasonably be expected to form the basis of a material Environmental Claim against the Company or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned or at any time operated by the Company or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law; and (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or at any time operated by the Company or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Company's or such Subsidiary's response thereto. In addition, the Company will provide the Banks with copies of all written communications with any govern-ment or governmental agency relating to Environmental Laws, all communications with any Person relating to Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by the Banks.

                    (i) ANNUAL MEETINGS WITH BANKS. Within 120 days after the close of each fiscal year of the Company, the Company shall hold a meeting with respect to which all of the Banks shall have received notice at least fourteen (14) days in advance, and to which all the Banks shall be invited to attend, at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Company and its Subsidiaries and the budgets presented for the current fiscal year of the Company and its Subsidiaries.

                    (j) SYSCO CONTRACT NOTICES. Promptly, and in any event within two Business Days after the Company (i) receives a notice from Sysco pursuant to Section 5.2 of the Sysco Contract or any other material notices delivered to the Company pursuant to the Sysco Contract or (ii) delivers or receives any material notice pursuant to the CPC Contract, copies of all such notices.

                    (k) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) as the Agent or the Required Banks may reasonably request.

                    8.02 BOOKS, RECORDS AND INSPECTIONS. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with United States generally accepted accounting prin-ciples and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or any Bank to visit and inspect, under guidance of officers of the Company or such Subsidiary, any of the properties of the Company or such Subsidiary, and to examine the books of account of the Company or such Subsidiary and discuss the affairs, finances and accounts of the Company or such Subsidiary with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals, upon reasonable notice and to such reasonable extent as the Agent or such Bank may request.

                    8.03 MAINTENANCE OF PROPERTY, INSURANCE. Schedule IX sets forth a true and complete listing of all insurance main-tained by the Company as of the Restatement Effective Date. The Company will, and will cause each of its Subsidiaries to, (i) keep all property useful and necessary in its business in good working order and condition, (ii) maintain with financially sound and reputable insurance companies insurance, including, but not limited to, business interruption insurance, on all its assets and properties in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated, and (iii) furnish to each Bank, on the Restatement Effective Date and on each anniversary thereof, full information as to the insurance carried. At any time that insurance at levels described in Schedule IX is not being maintained by the Company or any Subsidiary of the Company, the Company will notify the Banks in writing within two Business Days thereof and, if thereafter notified by the Agent or the Required Banks to do so, the Company or any such Subsidiary, as the case may be, shall obtain insurance at such levels at least equal to those set forth on Schedule IX. It is understood and agreed that the Company may provide self-insurance for workers' compensation claims in an amount not to exceed $2,000,000 over any two year period.

                    8.04 CORPORATE FRANCHISES. The Company will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, and all material rights, franchises, licenses and patents; PROVIDED, HOWEVER, that nothing in this Section 8.04 shall prevent the withdrawal by the Company or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not have a Material Adverse Effect.

                    8.05 COMPLIANCE WITH STATUTES, ETC. The Company will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, have a Material Adverse Effect.

                    8.06 COMPLIANCE WITH ENVIRONMENTAL LAWS. (a) The Company will, and will cause each of its Subsidiaries to, comply, in all material respects with all Environmental Laws applicable to ownership or use of the Real Property owned or operated by the Company or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in such compliance and will keep or cause to be kept all such Real Properties free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Company nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the genera-tion, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property owned, leased or operated by the Company or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for limited quantities of Hazardous Materials generated, used, treated, stored, released or disposed of at such Real Properties in material compliance with all applicable Environmental Laws and required in connection with the normal operation, use and maintenance of such Real Property. The Company and its Subsidiaries shall not dispose of any Hazardous Materials off site except in material compliance with all applic-able Environmental Law.

                    (b) At the written request of the Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Com-pany will provide, at the Company's sole cost and expense, an environmental site assessment report concerning any Real Property, at the time of such request owned, operated or leased by the Company or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Agent and the Required Banks, indicating the presence, Release or absence of Hazardous Materials on or from any such Real Property and the potential cost of any removal, remedial or corrective action in connection with any such Hazardous Materials on such Real Property; PROVIDED, HOWEVER, no such request may be made unless
          (i) the Agent or the Required Banks reasonably believes that the facts or circumstances evidence or suggest that the Company or any of its Subsidiaries is in material non-compliance with any Environmental Law, (ii) a Default or Event of Default is in existence and continuing or (iii) upon the acquisition of any Real Property by the Company or any of its Subsidiaries subsequent to the Original Effective Date provided that such request shall be limited to such newly acquired Real Property. If the Company fails to provide the same sixty (60) days after such request was made, the Agent may order the same, and the Company shall grant and hereby grants to the Agent and the Banks and their agents access to such Real Property and specifically grants the Agent and the Banks an irrevocable and non-xclusive license, subject to the rights of tenants, to undertake such an assessment all at the expense of the Company.

                    8.07 ERISA. As soon as possible and, in any event, within ten Business Days after the Company or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Company will deliver to each of the Banks a certificate of the Chief Financial Officer of the Company setting forth details as to such occurrence and the action, if any, which the Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation
          Section 4043 is reasonably expected to occur with respect to such Plan within the following thirty days; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a Lien under ERISA or the Code; that proceedings may be or have been instituted to terminate a Plan; that a proceeding has been insti-tuted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Company, any of its Subsidiaries or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA; or that the Company or any Subsidiary may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). The Company will deliver to each of the Banks a com-plete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any notices received by the Company or any of its Subsidiaries or any ERISA Affiliate with respect to any Plan, shall be delivered to the Banks no later than ten (10) Business Days after the later of the date such report or notice has been filed with the Internal Revenue Service or received by the Company or the Subsidiary or the ERISA Affiliate. Except to the extent set forth below, this
          Section 8.07 shall not apply with respect to any Person that is an "ERISA Affiliate" solely by reason of MS Shareholders's owner-ship interest in such Person nor to any Plan maintained or contributed to by any such Person and the Company shall have no obligation to provide the information otherwise required by this
          Section 8.07 with respect to any such Person or Plan unless the Company shall have actual knowledge of such information; PROVIDED, HOWEVER, it is expressly understood that the Company shall have no obligation to inquire with respect to any such Person or Plan and that MS Shareholders's knowledge with respect to any such person or Plan shall not be deemed to be knowledge of the Company nor shall cause the Company to have reason to know of such information.

                    8.08 END OF FISCAL YEARS; FISCAL QUARTERS. The Company will cause (i) each of its, and each of its Subsidiaries', fiscal years and fourth fiscal quarter to end within five Business Days prior to or after the last Business Day of September 30, and
          (ii) each of its, and each of its Subsidiaries', first three fis-cal quarters to end within five Business Days prior to or after the last Business Day of each December, March and June.

                    8.09 PERFORMANCE OF OBLIGATIONS. The Company will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound and each other agreement or contract to which it is a party, except such non-performances as could not in the aggregate have a Material Adverse Effect.

                    8.10 PAYMENT OF TAXES. The Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attached thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or any of its Subsidiaries; PROVIDED that neither the Company nor any of its Subsidiaries shall be required to pay any such tax, assess-ment, charge, levy or claim which is being contested in good faith and by proper proceedings or the taking of other proper actions if it has maintained adequate reserves with respect
          thereto  in   accordance  with   generally  accepted   accounting
          principles.

                    8.11 USE OF PROCEEDS. All proceeds of the Loans shall be used as provided in Section 7.08.

                    8.12 REGISTER. The Company hereby designates the Agent to serve as the Company's agent, solely for purposes of this
          Section 8.12, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank.
          Failure to make any such recordation, or any error in such recordation shall not affect the Company's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered assignment and assumption agreement pursuant to Section 13.04(b). Coincident with the delivery of such an assignment and assumption agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Company agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 8.12.

                    8.13 FURTHER ASSURANCES. The Company agrees to cause each Subsidiary established or created in accordance with Section
          9.15 to execute and deliver a guaranty of all Obligations in form and substance satisfactory to the Agent and the Required Banks.

                    Section 9. NEGATIVE COVENANTS. The Company hereby covenants that on and after the Restatement Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loan, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

                    9.01 LIENS. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Company or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; PROVIDED that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (liens described below are herein referred to as "Permitted Liens"):

                    (i) inchoate Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate pro-ceedings for which adequate reserves have been established in accordance with United States generally accepted account-ing principles;

                   (ii) Liens in respect of property or assets of the Company imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for bor-rowed money, such as carriers', warehousemen's, material-men's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Company's property or assets or materially impair the use thereof in the operation of the business of the Company or
               (y) which Liens or the obligations secured thereby are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                  (iii)  Liens  of  the   Company  in   existence  on   the
               Restatement Effective Date which are listed, and the property subject thereto described, on Schedule X, without giving effect to any extensions or renewals thereof except such extensions or renewals as are expressly set forth on
               Schedule X as permitted, and only to the respective date, if any, set forth on such Schedule X for the removal and ter-mination of any such Liens;

                   (iv) Liens placed upon equipment or machinery of the Company used in the ordinary course of the business of the Company and liens placed on equipment, machinery or buildings and the underlying related real property to such buildings in connection with the increase in the capacity of the distribution center at the South Carolina Facility at the time of acquisition thereof by the Company to secure Indebtedness incurred to pay all or a portion of the pur-chase price thereof, PROVIDED that (x) the aggregate principal amount of all Indebtedness secured by Liens per-mitted by this clause (iv) is permitted to be incurred pursuant to Section 9.05(v) and (y) in all events, the Lien encumbering the buildings, equipment or machinery so acquired does not encumber any other asset of the Company or any of its Subsidiaries;

                    (v) Liens securing Indebtedness of the Company evid-enced by Capitalized Lease Obligations to the extent per-mitted by Section 9.05(v), PROVIDED that such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and the Lien encumbering the asset being leased pursuant to the Capitalized Lease Obligation does not encumber any other asset of the Company or any of its Subsidiaries;

                   (vi) easements, rights-of-way, restrictions, encroach-ments and other similar charges or encumbrances arising in the ordinary course of business and not materially interfer-ing with the conduct of the business of the Company or any of its Subsidiaries;

                  (vii) Liens arising from precautionary UCC financing statement filings regarding operating leases;

                 (viii) Liens placed on unutilized Real Property (and any crops grown thereon) of the Company which do not in the aggregate materially detract from the value of the Company's property or assets or materially impair the use thereof in the operation of the business of the Company;

                   (ix)   the Permitted Filot Transaction; and

                    (x) Liens not otherwise permitted by the foregoing clauses (i) through (ix), inclusive, to the extent attaching to properties and assets with an aggregate fair value not in excess of, and securing liabilities not in excess of, $1,000,000 in the aggregate at any one time outstanding.

                    9.02 CONSOLIDATION; MERGER; PURCHASE OR SALE OF ASSETS; ETC. The Company will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its prop-erty or assets, or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

                    (i) Capital Expenditures by the Company shall be permitted;

                   (ii) the Company may, in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of the Company, have become uneconomic, obsolete or worn out so long as the aggregate amount of Net Sale Proceeds from all such sales in any one fiscal year does not exceed $5,000,000;

                  (iii) the Company may lease (as lessee) real or personal property to the extent permitted by Section 9.04 and Section
               9.05 and the Company may lease (as lessor) Real Property in accordance with Section 9.01(viii);

                   (iv) the Company may make sales or other dispositions of inventory and Cash Equivalents in the ordinary course of business and the Company may otherwise dispose of inventory by providing samples to potential customers, vendors and other parties in amounts and at times and otherwise in the ordinary course of business and consistent with past practice;

                    (v)  investments may be made to the extent permitted by
               Section 9.06;

                   (vi) sales of receivables as described in, and in accordance with the provisions of, Section 4.02(A)(c)(iii) shall be permitted;

                  (vii) the Company may transfer assets to newly created or established Subsidiaries in accordance with Section 9.15; and

                 (viii)  the   Permitted   Filot   Transaction   shall   be
               permitted.

                    9.03 DIVIDENDS. The Company shall not, and shall not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Company or any of its Subsidiaries, except that (i) any Subsidiary of the Company may pay Dividends to the Company or any Wholly-Owned Subsidiary of the Company and,
          (ii) the Company may pay cash Dividends to its shareholders if at the time of, and immediately after giving effect on a pro forma basis to, the declaration or payment of the proposed Dividend,
          (1) no Default or Event of Default shall have occurred and be continuing and (2) the aggregate amount of all Dividends declared or made after the Restatement Effective Date shall not exceed the sum of:

                    (A)  $1,000,000, plus

                    (B) 50% of the aggregate cumulative Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on September 30, 1997 and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Dividend (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such amount).

                    9.04 LEASES. The Company will not permit the aggregate payments (including, without limitation, any property taxes paid as additional rent or lease payments) made by the Company and its Subsidiaries on a consolidated basis under any agreement to rent or lease any real or personal property (or any extension or renewal thereof) (excluding Capitalized Lease Obligations) to exceed $2,000,000 in any fiscal year of the Company. Notwithstanding anything to the contrary contained in the fore-going, the payments to be made by the Company pursuant to the Lease Agreement shall not be taken into account when determining compliance with this Section 9.04.

                    9.05 INDEBTEDNESS.   The Company will not, and will not
          permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                    (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                   (ii) Indebtedness of the Company existing on the Restatement Effective Date shall be permitted to the extent the same is listed on Schedule VIII, PROVIDED that no refinancings or renewals of the Indebtedness except as expressly set forth on Schedule VIII shall be permitted and, in any event, refinancings and renewals shall not be in excess of the respective amounts set forth on Schedule VIII and such refinancing or renewal shall be at customary and market terms at the time of such refinancing;

                  (iii)  accrued  expenses   and  current   trade  accounts
               payable by the Company and incurred in the ordinary course of business of the Company;

                   (iv) Indebtedness of the Company constituting Contingent Obligations arising pursuant to a guaranty of the obligations of any employee of the Company, to the extent permitted by Section 9.06(iii);

                    (v) Indebtedness of the Company evidenced by Capital-ized Lease Obligations, unsecured Indebtedness and Indebtedness secured by Liens permitted under Section 9.01(iii)(only with respect to Indebtedness secured thereunder), (iv) and (v) in an amount not to exceed at any time $15,000,000;

                   (vi) Indebtedness of the Company arising in connection with entering into futures or forward purchase contracts in accordance with Section 9.06(v); and

                  (vii) Indebtedness of Subsidiaries of the Company to the Company to the extent permitted by Section 9.06(vi).

                    9.06 ADVANCES, INVESTMENTS AND LOANS. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract or hold any cash or Cash Equivalents, except that the following shall be permitted:

                    (i) the Company may acquire and hold accounts receiv-ables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accor-dance with customary terms;

                   (ii) the Company may acquire and hold cash and Cash Equivalents;

                  (iii) the Company may (x) make or maintain advances to employees of the Company in the ordinary course of business, and (y) guaranty, in the ordinary course of business, loans and advances to employees of the Company, PROVIDED that the aggregate principal amount of all such advances and guaran-teed obligations pursuant to this clause 9.06(iii) shall not exceed $500,000 in the aggregate at any one time outstanding;

                   (iv) the Company may enter into interest rate protec-tion or other interest rate or currency hedging agreements in the ordinary course of business to protect against fluctuations in interest rates and currencies so long as such agreements are not entered into for speculative purposes;

                    (v) the Company may enter into forward purchase contracts with suppliers of durum wheat to meet its normal raw material supply requirements in the ordinary course of business or futures contracts entered into for delivery of durum wheat in the ordinary course of business; and

                   (vi) the Company may make loans or advances to, or investments in, Subsidiaries created or established in accordance with Section 9.15 so long as the fair market value of the assets loaned, advanced to, or invested in, all such Subsidiaries, together with the fair market value of all assets transferred to, all such Subsidiaries does not exceed $2,000,000 at any time.

                    9.07 TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Company other than on terms and conditions substantially as favorable to the Company or such Subsidiary as would be obtain-able by the Company or such Subsidiary at that time in a compar-able arm's-length transaction with a Person other than an Affili-ate; PROVIDED that the following shall be permitted: (i) the payment of customary fees to members of the Board of Directors of the Company, (ii) transactions expressly permitted by Sections 9.03, 9.06(iii) and 9.06(vi), and (iii) the payment of fees to Morgan Stanley Group Inc. or its Affiliates from time to time for financial, consulting and underwriting services provided to the Company so long as such fees do not exceed the then usual and customary fees of Morgan Stanley Group Inc. or its Affiliates for similar services.

                    9.08 CASH FLOW COVERAGE RATIO. The Company will not permit the ratio of (i) Consolidated EBITDA to (ii) the sum of Consolidated Interest Expense and Dividends paid by the Company or its Subsidiaries (other than Dividends paid to the Company or a Wholly-Owned Subsidiary of the Company), for any Test Period ended on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter:

               Fiscal Quarter
                  Ended In                             Ratio
               ______________                          _____

               December 1997                           3.50:1.00
               and the last day of
               each fiscal quarter
               thereafter


                    9.09 MINIMUM CONSOLIDATED NET WORTH. The Company will not permit its Consolidated Net Worth at any time during any fiscal quarter after the Restatement Effective Date to be less than an amount equal to the sum of (i) the Net Cash Proceeds received by the Company from the Initial Public Offering, (ii) the Consolidated Net Worth as of the end of the fiscal year ending September, 1997 and (iii) 50% of the aggregate cumulative Consolidated Net Income, excluding 100% of any net losses during such period, accrued on a quarterly basis during the period beginning on the fiscal quarter starting closest to October 1, 1997, minus $5,000,000.

                    9.10 LEVERAGE RATIO. The Company will not permit the ratio of (i) Consolidated Total Indebtedness to (ii) Consolidated EBITDA, for any Test Period ended on the last day of a fiscal quarter set forth below to be greater than the ratio set forth opposite such fiscal quarter:

               Fiscal Quarter
                  Ended In                             Ratio
               ______________                          _____

               December 1997                           3.50:1.00
               and the last day of
               each fiscal quarter
               thereafter


                    9.11 LIMITATION ON VOLUNTARY PAYMENTS AND MODIFICATIONS OF INDEBTEDNESS; MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS; ETC. The Company will not, and will not permit any of its Subsidiaries to,
          (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption (including pur-suant to any change of control provision) or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Existing Obligations,
          (ii) amend or modify, or permit the amendment or modification of, any provision of the Existing Obligations (except as provided in
          Section 9.05(ii)), any Permitted Filot Transaction Document or any agreement (including, without limitation, any purchase agree-ment, indenture, loan agreement or security agreement) relating to any of the foregoing, (iii) amend, modify or change (x) its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws other than (A) any amendment increasing the authorized number of shares of common equity which may be issued by such Person, to the extent the issuance of such equity is permitted by this Agreement and (B) any other amendment, modification, or change which does not authorize redeemable common stock or any preferred stock and which would not adversely affect any Bank, or
          (y) any agreement (other than any agreement with respect to which amendments, modifications or changes are covered by clause (vii) below) entered into by it with respect to its capital stock, or enter into any new agreement with respect to its capital stock except agreements which are not adverse to any Bank, do not violate or breach, and are not inconsistent with, any of the terms of this Agreement and which do not, and will not, involve the payment by the Company of any amounts and do not result in the Company incurring then or at any time in the future any liability or monetary obligation, (iv) amend, modify or change, terminate or enter into any new Shareholders' Agreement except amendments, modifications or changes which are not adverse to any Bank, do not violate or breach, and are not inconsistent with, any of the terms of this Agreement and which do not, and will not, involve the payment by the Company of any amounts and do not result in the Company incurring then or at any time in the future any liability or monetary obligation, (v) enter into any Tax Sharing Agreement, (vi) amend, modify, change or terminate any material provision of the CPC Contract or (vii) enter into any new Employee Benefit Plan or Employment Agreement or amend, modify or change any Employee Benefit Plan or Employment Agreement, except in the case of this clause (vii) if the aggre-gate costs to the Company and its Subsidiaries as a result of such amendments, modifications, changes and/or new agreements are not reasonably likely to have a Material Adverse Effect.

                    9.12 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any Subsidiary of the Company, or pay any Indebtedness owed to the Company or a Subsidiary of the Company, (b) make loans or advances to the Company or any of the Company's Subsidiaries or (c) transfer any of its properties or assets to the Company (other than in the case of this clause (c) restric-tions existing as a result of Permitted Liens on such properties or assets), except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents and (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or a Subsidiary of the Company.

                    9.13 BUSINESS. The Company will not engage (directly or indirectly) in any business other than the business in which it is engaged on the Restatement Effective Date and any other reasonably related businesses.

                    9.14 LIMITATION ON CREATION OF SUBSIDIARIES. The Company shall not, and shall not permit any of its Subsidiaries to, establish, create or acquire any Subsidiary, except the Com-pany may establish or create Subsidiaries and transfer assets to such newly established or created Subsidiaries so long as (x) the aggregate fair market value of all assets transferred to all such Subsidiaries at the time of such transfer does not exceed $2,000,000 and (y) the aggregate fair market value of all assets held by all such Subsidiaries at any time does not exceed $2,000,000.

                    Section 10. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                    10.01 PAYMENTS. The Company shall (i) default in the payment when due of any principal of any Loan or any Note or any Unpaid Drawing, or (ii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on any Loan, Note or Unpaid Drawing or of any Fee or of other amounts owing hereunder or under any Credit Document; or

                    10.02 REPRESENTATIONS; ETC. Any representation, war-ranty or statement made by the Company or any of its Subsidiaries herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                    10.03 COVENANTS. The Company shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(f)(i), 8.08, 8.12 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of thirty
          (30) days after written notice to the Company by the Agent or any Bank; or

                    10.04 DEFAULT UNDER OTHER AGREEMENTS. The Company or any Subsidiary of the Company shall (i) default in any payment of any Indebtedness (other than the Notes) beyond the period of grace (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Notes or contained in any instrument or agreement evidencing, securing or relating thereto), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is re-quired), any such Indebtedness to become due prior to its stated maturity, or (iii) any Indebtedness (other than the Notes) of the Company or any Subsidiary of the Company shall be declared to be due and payable, or required by its terms to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, PROVIDED that it shall not be a Default or Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, is at least $2,500,000; or

                    10.05 BANKRUPTCY; ETC. The Company or any Subsidiary of the Company shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company or any Subsidiary of the Company, and the petition is not controverted within ten (10) days, or is not dismissed or discharged within sixty (60) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or any Subsidiary of the Company, or the Company or any Subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary of the Company, or there is commenced against the Company or any Subsidiary of the Company any such proceeding which remains undismissed or undischarged for a period of sixty (60) days, or the Company or any Subsidiary of the Company is adjudicated insolvent or bank-rupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Subsidiary of the Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty (60) days; or the Company or any Subsidiary of the Company makes a general assign-ment for the benefit of creditors; or any corporate action is taken by the Company or any Subsidiary of the Company for the purpose of effecting any of the foregoing; or

                    10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amorti-zation period is sought or granted under Section 412 of the Code, any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, the Company or any Subsidiary of the Company or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204, or
          4212 of ERISA  or Section 401(a)(29),  4971, 4975 or 4980  of the
          Code, or the Company or any Subsidiary of the Company has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability, in the opinion of the Required Banks, will have a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of the Company or of any Subsidiary; or

                    10.07 JUDGMENTS. One or more judgments or decrees shall be entered against the Company or any Subsidiary of the Company involving in the aggregate for the Company and its Sub-sidiaries a liability (to the extent not paid or covered by a reputable insurance company which has accepted liability in writ-
          ing) of $2,500,000 or more and all such judgments or decrees shall not be vacated, discharged or stayed or bonded pending appeal for any period of thirty (30) consecutive days; or

                    10.08   CHANGE OF CONTROL.   A Change of  Control shall
          occur;

          then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, upon the written request of the Required Banks, shall by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Agent, any Bank or the holder of any Note to enforce its claims against the Company (PROVIDED that, if an Event of Default specified in Section 10.05 shall occur with respect to the Company, the result which would occur upon the giving of written notice by the Agent to the Company as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any Commitment Commission and other Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; and (iv) direct the Company to pay (and the Company agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Company it will pay) to the Agent at the Payment Office such additional amount of cash, to be held as security by the Agent, as is equal to the aggregate Stated Amount of all Letters of
          Credit   issued  for  the   account  of  the   Company  and  then
          outstanding.

                    Section 11.  DEFINITIONS AND ACCOUNTING TERMS.

                    11.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                    "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person; PROVIDED, HOWEVER, that for purposes of Section 9.07, an Affiliate of the Company shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of the Company and any officer or director of the Company or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                    "Agent" shall mean Bankers Trust Company, in its capacity as Agent for the Banks hereunder, and shall include any successor to the Agent appointed pursuant to Section 12.09.

                    "Agreement"  shall  mean   this  Credit  Agreement,  as
          modified, supplemented or amended from time to time.

                    "Applicable Margin or Applicable Commitment Commission Percentage" shall mean, as of any date of determination, the ratio of Consolidated Total Indebtedness as of the most recent fiscal quarter ending immediately prior to such date of determination to Consolidated EBITDA for the four fiscal quarter period ending immediately prior to such determination date as set forth below:

                                 APPLICABLE   APPLICABLE   APPLICABLE
          CONSOLIDATED TOTAL     COMMITMENT   MARGIN FOR   MARGIN FOR
          INDEBTEDNESS/          COMMISSION   BASE RATE    EURODOLLAR
          CONSOLIDATED EBITDA    PERCENTAGE     LOANS        LOANS
          ___________________    __________   __________   __________

          less than or equal
           to 1.00                 0.225%        0.00        0.375

          less than or equal
           to 1.75 but greater
           than 1.00               0.250%        0.00        0.50

          less than or equal
           to 2.25 but greater
           than 1.75               0.275%        0.00        0.625

          less than or equal
           to 2.75 but greater
           than 2.25               0.300%        0.00        0.75

          less than or equal
           to 3.25 but greater
           than 2.75               0.350%        0.00        1.00

          less than or equal
           to 3.50 but greater
           than 3.25               0.400%        0.25        1.25

          PROVIDED, however from the Restatement Effective Date and prior to the delivery of the first certificate of the Company, as described below for the first fiscal quarter ending December
          1997, the Applicable Margin or Applicable Commitment Commission Percentage shall assume that the Consolidated Total Indebtedness to Consolidated EBITDA is less than or equal to 1.00, so long as the Company's outstanding Loans and Letter of Credit Outstandings shall be less than $22,000,000 and shall be assumed to be less than or equal to 1.75 but greater than 1.00 to the extent the Company's outstanding Loans and Letter of Credit Outstandings is greater than $22,000,000.

          To the extent there shall exist a Default or Event of Default the Applicable Commitment Commission Percentage and Applicable Margin shall be determined as if the ratio of Consolidated Total Indebtedness to Consolidated EBITDA is equal to 3.50.

          The Applicable Commitment Commission Percentage and Applicable Margin shall be determined by the delivery of a certificate of the Company, certified by the Chief Financial Officer of the Company, together with the financial statements required to be delivered pursuant to Section 8.01 which certificates shall set forth the Applicable Commitment Commission Percentage and Applicable Margin arising from the calculation of the ratio of Consolidated Total Indebtedness to Consolidated EBITDA as of the end of the fiscal quarter or fiscal year for which such certificate if being delivered. The Applicable Commitment Commission Percentage and Applicable Margin shall apply except as set forth above in the case of a Default or Event of Default to the period beginning on the date such financial statements are delivered pursuant to Section 8.01 and ending on the earlier of (the "End Date") (i) the next date of actual delivery of the financial statements required to be delivered pursuant to Section
          8.01 and (ii) the date on which such financial statements are required to be delivered. The day of delivery of such financial statements in which such period commences is herein being referred to as the "Start Date".

                  "Approved Fund" shall mean, with respect to any Bank that is a fund that invests in bank loans (the "Relevant Bank"), any other fund that invests in bank loans that is managed by the investment manager, or an Affiliate of such manager, that manages the Relevant Bank.

                  "Arranger" shall mean Bankers Trust Company, in its capacity as Arranger for the Banks hereunder.

                  "Bank" shall  mean each  financial institution listed  on
          Schedule I, as well as any institution which becomes a "Bank" hereunder pursuant to Section 1.12 and/or 13.04.

                  "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including a Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or
          (ii) a Bank having notified in writing the Company and/or the Agent that it does not intend to comply with its obligations under this Agreement, in either case as a result of any takeover of such Bank by any regulatory authority or agency.

                  "Bankruptcy Code"  shall  have the  meaning  provided  in
          Section 10.05.

                  "Bankruptcy Default" shall mean any Default or Event of Default existing with respect to the Company pursuant to Section 10.05.

                  "Base Rate"  shall mean the  higher of the  rate which is
          (i) 1/2  of 1% in excess of the  Federal Funds Effective Rate and
          (ii) the Prime Lending Rate.

                  "Base Rate Loan" shall  mean (i) each Swingline  Loan and
          (ii) each Loan designated or deemed designated as such by the Company at the time of the incurrence thereof or conversion thereto.

                  "Borrowing" shall mean the borrowing of one Type of Loan from all the Banks having Commitments on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, PROVIDED that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

                  "BTCo" shall mean Bankers Trust Company in its individual capacity.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

                  "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capital-ized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and amounts representing capitalized slotting and other marketing costs (whether or not such amounts should be capital expenditures in accordance with generally accepted accounting principles) and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person, PROVIDED that Capital Expenditures shall not include interest capitalized in accordance with generally accepted accounting principles.

                  "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

                  "Cash  Equivalents" shall  mean,  as to  any Person,  (i)
          securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of (x) any Bank or (y) any other commer-cial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Corporation ("S&P") or "A2" or the equivalent thereof from Moody's Investors Service, Inc. ("Moody's") with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case matur-ing not more than six months after the date of acquisition by such Person and (v) investments in money market funds substanti-ally all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

                  "CERCLA"  shall   mean  the  Comprehensive  Environmental
          Response, Compensation,  and Liability Act  of 1980, as  the same
          may be amended from time to time, 42 U.S.C.   9601 ET SEQ.

                  "Change of Control" shall mean and include the occurrence
          of one or more of the following: (i) any Person, entity or "group" (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act), other than the MS Shareholders, shall become the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 20% or more of any outstanding class of capital stock of the Company having ordinary voting power in the election of directors (PROVIDED, however, that no Person, entity or group shall be deemed to beneficially own any shares of such capital stock solely by reason of being a party to the Stockholders Agreement), or (ii) the Board of Directors of the Company shall cease to consist of Continuing Directors.

                  "Class A Common Stock" shall mean the Class A Convertible Common Stock of the Company, par value $0.001 per share.

                  "Class B Common Stock" shall mean the Class B Convertible Common Stock of the Company, par value $0.001 per share.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Collective Bargaining Agreements" shall have the meaning provided in Section 5.07.

                  "Commitment" shall mean, with respect to each Bank, such Bank's Revolving Loan Commitment.

                  "Commitment Commission" shall have the meaning provided in Section 3.01(a).

                  "Common Stock" shall mean the Class A Common Stock and the Class B Common Stock.

                  "Company" shall have the meaning provided in the first paragraph of this Agreement.

                  "Consolidated Current Assets" shall mean, at any time, the consolidated current assets of the Company and its Subsidi-aries at such time plus the Total Unutilized Revolving Loan Commitment.

                  "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of the Company and its Subsidiaries at such time, but excluding the current portion of any long-term Indebtedness and any Revolving Loans which would otherwise be included therein.

                  "Consolidated EBITDA" shall mean, for any period, the Consolidated Net Income of the Company and its Subsidiaries, before interest income, Consolidated Interest Expense and provi-sion for taxes and without giving effect to (x) any extraordinary gains or gains from sales of assets other than inventory sold in the ordinary course of business (determined after taking into account losses from sales of such assets) and (y) the write-off of deferred debt issuance costs (including, without limitation, all legal fees, financing fees and all other costs and expenses incurred in connection with any amendment to the Existing Credit Agreement and any amendment to this Agreement) and adjusted by adding thereto the amount of all amortization of intangibles and depreciation and other non-cash charges related to stock options and similar employee benefit plans that were deducted in arriving at Consolidated Net Income for such period; PROVIDED, that to the extent Consolidated EBITDA is being determined for any period of less than four consecutive fiscal quarters, the amount of Consolidated EBITDA to be used for purposes of calculations being made pursuant to Section 9.10 for the period of determination shall be equal to the product of the amount of Consolidated EBITDA for such period and a fraction, the numerator of which is 4 and the denominator of which is the number of quarters in such period.

                  "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense, net of interest income, of the Company and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof but excluding amortization of all deferred debt issuance costs (including, without limitation, all legal fees, financing fees and all other costs and expenses incurred in connection with any amendment to the Existing Credit Agreement and any amendment to this Agreement)), including, but not limited to, interest capitalized in accordance with generally accepted accounting principles, plus, without duplication, that portion of Capitalized Lease Obligations of the Company and its Subsidiaries representing the interest factor for such period.

                  "Consolidated Net Income" shall mean, for any period, the net after-tax income of the Company and its Subsidiaries for such period determined on a consolidated basis.

                  "Consolidated Net Worth" shall mean the net worth of the Company and its Subsidiaries determined on a consolidated basis.

                  "Consolidated Total Indebtedness" shall mean, at any time, all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis (other than Indebtedness of the type described in clause (vii) of the definition thereof) except to the extent amounts are owing with respect thereto upon the termination of the respective agreement constituting such Indebtedness), plus any original issue discount attributable to such Indebtedness that would be payable at such time if such Indebtedness were to be or become due and payable.

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obli-gor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to pur-chase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect there-of; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Continuing Directors" shall mean each director of the Company on the Restatement Effective Date and each other director or director of the Company nominated for election to the board of directors by a majority of the then Continuing Directors.

                  "CPC" shall mean CPC International Inc., a Delaware corporation.

                  "CPC  Contract"   shall  mean   the   Manufacturing   and
          Distribution Agreement dated  April 15, 1997 between  CPC and the
          Company.

                  "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof, each Note, each Notice of Borrowing, each Notice of Conversion, each Letter of Credit and each Letter of Credit Request.

                  "Credit Event" shall mean the making of any Loan and the issuance of any Letter of Credit.

                  "CVC" shall mean Citicorp Venture Capital, Ltd., a New York corporation.

                  "Debt  Agreements"  shall have  the  meaning  provided in
          Section 5.07.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

                  "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

                  "Documents" shall mean the Credit Documents, the CPC Contract, the Initial Public Offering Documents and each of the other agreements, instruments and other documents executed and delivered in connection with the transactions contemplated hereby on the Restatement Effective Date.

                  "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "Drawing"  shall  have  the meaning  provided  in Section
          2.05(b).

                  "Eligible Transferee" shall mean and include a commercial bank, financial institution, other "accredited investor" (as defined in Regulation D of the Securities Act) or a "qualified institutional buyer" as defined in Rule 144A of the Securities Act.

                  "Employee Benefit Plans" shall have the meaning provided in Section 5.07.

                  "Employment Agreements" means the Employment Agreement effective as of October 15, 1997, between the Company and Timothy
          S. Webster; the Employment Agreement dated as of September 30, 1997 between the Company and Norman F. Abreo; the Employment Agreement dated as of September 30, 1997 between the Company and Horst W. Schroeder; the Employment Agreement dated September 30, 1997 between the Company and David E. Watson; and the Employment Agreement dated September 30, 1997 between the Company and David
          B. Potter.

                  "End Date" shall have the meaning provided in the definition of "Applicable Margin."

                  "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, directives, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by govern-mental or regulatory authorities for enforcement, cleanup, re-moval, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, guideline, writ-ten policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limit-ation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. 300(f) ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. 2701 ET SEQ.; Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. 136 ET SEQ.; and any state and local counterparts or equivalents thereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regu-lations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any of its Subsidiaries would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

                  "Eurodollar Loan" shall mean each Loan designated as such by the Company at the time of the incurrence thereof or conversion thereto.

                  "Event of  Default" shall  have the  meaning provided  in
          Section 10.

                  "Existing A Term Loans" shall mean the "A Term Loans" under, and as defined in, the Existing Credit Agreement.

                  "Existing Agent" shall mean BTCo as "Agent" under, and as defined in, the Existing Credit Agreement.

                  "Existing B Term Loans" shall mean the "B Term Loans" under, and as defined in, the Existing Credit Agreement.

                  "Existing Banks" shall mean each Person which was a "Bank" under, and as defined in, the Existing Credit Agreement immediately prior to the Restatement Effective Date.

                  "Existing C Term Loans" shall mean the "C Term Loans" under, and as defined in, the Existing Credit Agreement.

                  "Existing  Credit  Agreement"   shall  have  the  meaning
          provided in the first Whereas clause of this Agreement.

                  "Existing D Term Loans" shall mean the "D Term Loans" under, and as defined in, the Existing Credit Agreement.

                  "Existing Letters of Credit" shall mean (i) Existing Standby Letters of Credit and (ii) Existing Trade Letters of Credit.

                  "Existing Loans" shall mean, collectively, the Existing A Term Loans, the Existing B Term Loans, the Existing C Term Loans, the Existing D Term Loans and the Existing Revolving Loans.

                  "Existing Obligations" shall have the meaning provided in
          Section 7.21.

                  "Existing Revolving Loans" shall mean all "Revolving Loans" under, and as defined in, the Existing Credit Agreement.

                  "Existing Standby Letters of Credit" shall have the meaning provided in Section 2.01(a).

                  "Existing Trade Letters of Credit" shall mean each of the "Trade Letters of Credit" issued under, and as defined in, the Existing Credit Agreement.

                  "Facing Fee" shall  have the meaning provided  in Section
          3.01(d).

                  "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

                  "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

                  "Final Maturity Date" shall mean the fifth anniversary of the Restatement Effective Date.

                  "Hazardous Materials" means (a) any petroleum or petro-leum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
          (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "re-stricted hazardous substances," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

                  "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables and construction trade payables incurred in the ordinary course of business), (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause
          (i), (ii), (iv), (v), (vi) or (vii) secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, I.E., take-or-pay and similar obliga-tions, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection or Other Hedging Agreement.

                  "Indemnitee" shall have  the meaning provided in  Section
          13.01.

                  "Initial Public Offering" shall have the meaning provided in Section 5.02.

                  "Initial  Public  Offering   Documents"  shall  have  the
          meaning provided in Section 5.02.

                  "Initial Revolving Loan Eurodollar Loan Borrowing Date" shall mean the first date occurring at least three Business Days following the Restatement Effective Date on which a Borrowing of Revolving Loans which constitute Eurodollar Loans occurs (including as a result of a conversion on such date).

                  "Intellectual Property" shall have the meaning provided in Section 7.20.

                  "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

                  "Interest  Period"  shall have  the  meaning  provided in
          Section 1.09.

                  "Issuing Bank" shall mean (a) with respect to each Existing Letter of Credit, the Issuing Bank set forth in Schedule II for such Letter of Credit and (b) with respect to all other Letters of Credit, (x) BTCo and (y) any other Bank with a Revolving Loan Commitment, to the extent such Bank agrees in its sole discretion (and the Company and the Agent consent), to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.

                  "L/C Supportable Indebtedness" shall mean (i) obligations of the Company incurred in the ordinary course of business with respect to workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Company as are reasonably acceptable to the Issuing Bank and the Agent and otherwise permitted to exist pursuant to the terms of this Agreement.

                  "Lease Agreement" shall mean the Lease Agreement, dated as of December 29, 1995, between Richland County, South Carolina and the Company.

                  "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "Letter of  Credit" shall  have the  meaning provided  in
          Section 2.01(a).

                  "Letter of Credit Fee" shall have the meaning provided in
          Section 3.01(c).

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

                  "Letter   of  Credit  Request"  shall  have  the  meaning
          provided in Section 2.03(a).

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financ-ing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                  "Loan" shall mean each Revolving Loan and each  Swingline
          Loan.

                  "Mandatory Borrowings" shall have the meaning provided in
          Section 1.01(C).

                  "Manufacturing  Facilities"   shall  mean   the  Missouri
          Facility and the South Carolina Facility.

                  "Margin Stock" shall mean "Margin Stock" under, and as defined in, Regulation G or Regulation U.

                  "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

                  "Maximum Swingline Amount" shall mean $5,000,000.

                  "Missouri Facility" shall mean the facility (including all property, fixtures, plant and equipment) of the Company located on approximately 88 acres of land at 1000 Italian Way, Excelsior Springs, Missouri and which is used by the Company for the manufacture and distribution of pasta products. The Missouri Facility includes, without limitation, the Company's executive offices, durum wheat mill, pasta production facility and warehouses and all land not yet used for production.

                  "MS Shareholders" shall mean The Morgan Stanley Leveraged
          Equity Fund II, L.P., Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P. and MSCP III 892 Investors, L.P., each a Delaware limited partnership.

                  "Net Cash Proceeds" shall mean with respect to any sale or issuance of equity the cash proceeds thereof less registration costs, underwriting discounts, commissions and other reasonable costs associated therewith.

                  "Net Sale Proceeds" shall mean, from any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of (i) reasonable transaction costs, (ii) the amount of such gross cash proceeds required to be used to repay any Indebtedness which is secured by the respective assets which were sold, and (iii) the estimated marginal increase in income taxes which will be payable by the Company's consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale.

                  "New  Bank"  shall  mean each  Bank  on  the  Restatement
          Effective Date which is not an Existing Bank and each of The Prudential Insurance Company of America; Bank One, Wisconsin; Caisse Nationale De Credit Agricole; Wachovia Bank, N.A.; Merchantile Bank; Bank Polska Kasa Opieki S.A. -Pekao S.A. Group New York Branch; Commerce Bank, N.A.; and UMB Bank, N.A.

                  "Note" shall mean  each Revolving Note and  the Swingline
          Note.

                  "Notice of Borrowing" shall have the meaning provided  in
          Section 1.03.

                  "Notice of Conversion" shall have the meaning provided in
          Section 1.06.

                  "Notice Office" shall mean the office of the Agent located at 233 South Wacker Drive, Chicago, Illinois 60606,
          Attention: John Moses, Managing Director or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

                  "Obligations" shall mean all amounts owing to the   Agent
          or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                  "Original Agent" shall mean BTCo as "Agent" under, and as defined in, the Original Credit Agreement.

                  "Original   Credit  Agreement"  shall  mean   the  Credit
          Agreement, dated as of October 30, 1992, among the Company, the Banks party thereto and the Original Agent.

                  "Original Effective Date" shall mean the "Effective Date" under, and as defined in, the Original Credit Agreement.

                  "Original Restatement Effective Date" shall mean the "Restatement Effective Date" under, and as defined in, the Existing Credit Agreement.

                  "Participant" shall have the meaning provided in Section 2.04(a).

                  "Payment Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

                  "PBGC" shall mean the Pension Benefit Guaranty Corpor-ation established pursuant to Section 4002 of ERISA or any suc-cessor thereto.

                  "Permitted Filot Transaction" shall mean the sale and the subsequent leaseback of the South Carolina Facility to and from Richland County, South Carolina and of the equipment and machinery used by the Company located thereon pursuant to, and in accordance with the terms of, the Permitted Filot Transaction Documents.

                  "Permitted Filot Transaction Documents" shall mean (i) the Bill of Sale, dated as of December 29, 1995, between the Company and Richland County, South Carolina, (ii) the Lease Agreement and (iii) the Deed, dated as of December 29, 1995, between Richland County, South Carolina and the Company.

                  "Permitted Liens"  shall  have the  meaning  provided  in
          Section 9.01.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enter-prise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA and which is subject to any of the requirements of Title IV of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), or at any time during the five calendar years preceding the date of any Credit Event was maintained or contrib-uted to by (or to which there was an obligation to contribute of), the Company or any of its Subsidiaries or an ERISA Affiliate.

                  "Prime Lending Rate" shall mean the rate which the Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Quarterly Payment Date" shall mean the last Business Day of each February, May, August and November occurring after the Restatement Effective Date.

                  "Quoted Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by the Agent for U.S. dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of the Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan as determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "RCRA" shall mean the Resources Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. 6901 ET SEQ.

                  "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "Register"  shall have  the meaning  provided  in Section
          8.12.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

                  "Release" means disposing, discharging, injecting, spill-ing, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

                  "Replaced  Bank"  shall  have  the  meaning  provided  in
          Section 1.12.

                  "Replacement Bank"  shall have  the  meaning provided  in
          Section 1.12.

                  "Reportable  Event"  shall  mean  an  event described  in
          Section 4043(c) of ERISA with respect to a Plan as to which the thirty-day notice requirement has not been waived by the PBGC.

                  "Required Banks" shall mean Banks, the sum of whose outstanding Revolving Loan Commitments (or if after the Total Revolving Loan Commitment has terminated, the sum of outstanding Revolving Loans and RL Percentages of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of the Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans, Swingline Loans and Letter of Credit Outstandings).

                  "Restatement Effective Date" shall have the meaning provided in Section 13.10.

                  "Returns" shall  have  the meaning  provided  in  Section
          7.09.

                  "Revolving Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in
          Schedule I hereto directly below the column entitled "Revolving Loan Commitment," as the same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.12 and/or 13.04.

                  "Revolving  Loans"  shall have  the  meaning provided  in
          Section 1.01.

                  "Revolving  Note"  shall  have  the  meaning  provided in
          Section 1.05(b).

                  "RL Percentage" shall mean, for any Bank with a Revolving Loan Commitment, at any time, a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, PROVIDED that if the RL Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of such Banks shall be determined immediately prior (and without giving effect) to such terminations.

                  "Scheduled Commitment Reduction" shall have the meaning provided in Section 3.03(d).

                  "Scheduled Commitment Reduction Date" shall have the meaning provided in Section 3.03(d).

                  "SEC" shall have the meaning provided in Section 8.01(g).

                  "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Shareholders'   Agreements"  shall   have   the  meaning
          provided in Section 5.07.

                  "South Carolina Facility" shall mean the facility (including all leaseholds, property, fixtures, plant and equipment) of the Company located on approximately 60 acres of land in Richland County, South Carolina and which is used by the Company for the manufacture and distribution of pasta products.

                  "Standby  Letter  of   Credit"  shall  have  the  meaning
          provided in Section 2.01(a).

                  "Start Date" shall have the meaning provided in the definition of "Applicable Margin".

                  "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder at such time (in each case determined without regard to whether any conditions to drawing could then be met).

                  "Stockholders Agreement" shall mean the Amended and Restated Shareholders' Agreement dated as of October 6, 1997 by and among the Company, MS Shareholders and each of the other signatories listed on the signature pages thereof, as amended as of October 14, 1997.

                  "Stock Option Plans" shall mean the Company's 1992 Non-Statutory Stock Option Plan, the Company's 1993 Non-Qualified Stock Option Plan, and the Company's 1997 Equity Incentive Plan.

                  "Subsidiary" shall mean, as to any Person, (i) any cor-poration more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, firm, joint venture or other entity or enterprise in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                  "Swingline Bank" shall mean Bankers Trust Company, in its capacity as the lender of Swingline Loans.

                  "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Final Maturity Date.

                  "Swingline Loans"  shall  have  the meaning  provided  in
          Section 1.01(B).

                  "Swingline  Note" shall  have  the  meaning  provided  in
          Section 1.05(a).

                  "Sysco"   shall  mean   Sysco  Corporation,   a  Delaware
          corporation.

                  "Sysco Contract" shall mean the Supplier Agreement, dated as of August 1, 1986, between the Company and Sysco as amended and extended on or prior to the Original Effective Date.

                  "Tax Sharing Agreements" shall have the meaning provided in Section 5.07.

                  "Taxes" shall have the meaning provided in Section 4.04.

                  "Test Period" shall mean for any determination under this Agreement the four consecutive fiscal quarters of the Company ended on the date of determination (or, if such date of determination is not the last day of a fiscal quarter of the Company, the four consecutive fiscal quarters of the Company last ended prior to such date of determination), taken as one accounting period; PROVIDED, however, that the Test Period for
          (x) the fiscal quarter ending December 1997 shall be based on such fiscal quarter, (y) the fiscal quarter ending March 1998 shall be based on the two consecutive fiscal quarters of the Company last ended and (z) the fiscal quarter ending June 1998 shall be based on the three consecutive fiscal quarters of the Company last ended.

                  "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

                  "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

                  "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (i) the then Total Revolving Loan Commitment less (ii) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding at such time plus the Letter of Credit Outstandings at such time.

                  "Trade Letter of Credit" shall have the meaning provided in Section 2.01(a).

                  "Transaction" shall mean and include each of (i) the Credit Events occurring on the Restatement Effective Date, (ii) the making of the payments required by Section 5.03 (including, without limitation, the repayment in full of each of the Existing Loans and all accrued interest thereon on the Restatement Effective Date), (iii) the Initial Public Offering, (iv) the payment of the Transaction Fees and Expenses and (v) the occurrence of the Restatement Effective Date.

                  "Transaction Fees and Expenses" shall mean all fees and expenses incurred in connection with and arising out of the Transaction.

                  "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, I.E., whether a Base Rate Loan or a Eurodollar Loan.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Executive Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

                  "United States" and "U.S." shall each mean the United States of America.

                  "Unpaid Drawing" shall  have the meaning provided  for in
          Section 2.05(a).

                  "Unutilized Revolving Loan Commitment" with respect to any Bank at any time shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Bank and (ii) such Bank's RL Percentage of the Letter of Credit Outstandings at such time.

                  "Wholly-Owned Subsidiary"  shall mean, as  to any Person,
          (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and
          (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                  Section 12. THE AGENT.

                  12.01 APPOINTMENT. The Banks hereby designate BTCo as Agent to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its officers, directors, agents, employees or affiliates.

                  12.02 NATURE OF DUTIES. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by the gross negligence or willful misconduct of the
          Agent. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

                  12.03 LACK OF RELIANCE ON THE AGENT. Independently and without reliance upon the Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its Sub-sidiaries in connection with the making and the continuance of the Loans and the participation in Letters of Credit and the taking or not taking of any action in connection herewith and
          (ii) its own appraisal of the creditworthiness of the Company and its Subsidiaries and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or the participation in the Letters of Credit or at any time or times thereafter. The Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, col-lectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Company or its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Company or its Sub-sidiaries or the existence or possible existence of any Default or Event of Default.

                  12.04  CERTAIN  RIGHTS OF THE AGENT.   If the Agent shall
          request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank and no holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

                  12.05 RELIANCE. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by it.

                  12.06 INDEMNIFICATION. To the extent the Agent is not reimbursed and indemnified by the Company the Banks will reim-burse and indemnify the Agent, in proportion to their respective "percentages" as used in determining the Required Banks for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

                  12.07 THE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to make Loans under this Agreement and to issue or participate in Letters of Credit, the Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not per-forming the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Company or any Affiliate of the Company as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company or any Affiliate of the Company for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

                  12.08 HOLDERS. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or in-dorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  12.09 RESIGNATION BY THE AGENT. (a) The Agent may resign from the performance of all its functions and duties here-under and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Company and the Banks. Such resignation shall take effect upon the appoint-ment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                    (b) Upon any such notice of resignation of the Agent, the Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Company (it being understood and agreed that any Bank is deemed to be acceptable to the Company).

                    (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent, with the consent of the Company, shall then appoint a successor Agent who shall serve as the Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Agent as provided above.

                    (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Agent as provided above.

                    12.10 DOCUMENTATION AGENT. The Documentation Agent, in its capacity as such, shall not have any rights, duties or responsibilities pursuant to this Agreement or any of the other Credit Documents.

                    Section 13.  MISCELLANEOUS.

                    13.01   PAYMENT OF EXPENSES;  ETC.  The  Company shall:
          (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and disbursements of White & Case and of any local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agent (in-cluding, without limitation, the reasonable fees and disburse-ments of White & Case) in connection with its syndication efforts with respect to this Agreement and of the Agent and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) defend, protect, indemnify and hold harmless the Agent, the Documentation Agent and each Bank, and each of their respective officers, directors, employees, affiliates, representatives and agents (each an "Indemnitee" and, collectively called the "Indemnities") from and against any and all liabilities, obligations (including removal, remedial or corrective actions), losses, damages (including foreseeable and unforeseeable consequential damages and punitive damages), penal-ties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by, imposed on or assessed against any Indemnitee directly or indirectly based on, as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding or claim (whether or not any Indemnitee is a party thereto) related to the entering into and/or performance of this Agreement or any other Document or the use of any Letter of Credit or the proceeds of any Loan hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Document or the exercise of any of their rights or remedies provided herein or in the other Documents, or (b) the actual or alleged presence of Hazardous
          Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Company or any of its Subsidiaries, the genera-tion, storage, transportation, handling or disposal by or on behalf of the Company and its Subsidiaries of Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries, the non-compliance of any Real Property at any time owned or operated by the Company or any of its Subsidiaries with federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applica-ble to such Real Property, or any Environmental Claim asserted against the Company, any of its Subsidiaries or any Real Property at any time owned or operated by the Company or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding or claim (whether or not any Indemnitee is a party thereto) (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                    13.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Company or any of its Sub-sidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of each of the Company and its Subsidiaries against and on account of the Obligations and liabilities of such Person to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations pur-chased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or in connec-tion with this Agreement or any other Credit Document, irre-spective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                    13.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Company, at its address specified opposite its signature below; if to any Bank, at its address specified on Schedule XI attached hereto; and if to the Agent, at its Notice Office; or, as to the Company or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Company and the Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Agent shall not be effective until received by the Agent.

                    13.04 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, the Company may not assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks and, PROVIDED FURTHER, that although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, PROVIDED FURTHER, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount there-of, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory Commitment reduction or of a mandatory prepayment shall not con-stitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof) or (ii) consent to the assign-ment or transfer by the Company of any of its rights and obliga-tions under this Agreement. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation.

                    (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment and related out-standing Obligations (i) to one or more other Banks or to such assigning Bank's parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or
          (ii) in the case of any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Bank or by an Affiliate of such investment advisor or (y) assign all or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank of such Revolving Loan Commitment and related outstanding Obligations to one or more Eligible Transferee or Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Bank by execution of an assignment and assumption agreement substantially in the form of Exhibit I (appropriately completed), PROVIDED that (i) at such time Schedule I shall be deemed modified to reflect the Commitments (and/or outstanding Loans, as the case may be) of such new Bank and of the existing Banks, (ii) new Notes will be issued at the Company's expense to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 to the extent needed to reflect the revised Commitments (and/or outstanding Loans, as the case may be), (iii) the consent of BTCo shall be required in con-nection with any assignment, PROVIDED, HOWEVER consent of BTCo shall not be required in the case of assignments between Banks, so long as notice of any such assignment is delivered to BTCo,
          (iv) the consent of the Company shall be required in connection with any assignment of Commitments to an assignee pursuant to clause (y) above (which consent shall not be unreasonably withheld), (v) the consent of each Issuing Bank shall be required in connection with any assignment of Revolving Loan Commitments, PROVIDED, HOWEVER consent of each Issuing Bank shall not be required in the case of assignments between Banks, so long as notice of any such assignment is delivered to each Issuing Bank, and (vi) the Agent shall receive at the time of each such assignment, the payment of a non-refundable assignment fee of $3,500 and, PROVIDED FURTHER, that such transfer or assignment will not be effective until recorded by the Agent on the Register pursuant to Section 8.14 hereof. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes, the respective assignee shall provide to the Company and the Agent, the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b).

                    (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Agent, any Bank which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Bank from any of its obligations hereunder.

                    13.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent or any Bank or any holder of any
          Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Company and the Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and rem-edies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or rem-edies which the Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

                    13.06 PAYMENTS PRO RATA. (a) The Agent agrees that promptly after its receipt of each payment from or on behalf of the Company in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its PRO RATA share of any such payment) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                    (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the en-forcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or regularly accruing Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the Company to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                    13.07   CALCULATIONS; COMPUTATIONS.  (a)  The financial
          statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted account-ing principles in the United States consistently applied through-out the periods involved (except, in the case of the generally accepted accounting principles, as set forth in the notes thereto or as otherwise disclosed in writing by the Company to the Banks); PROVIDED that, except as otherwise specifically provided herein, all computations of Excess Cash Flow and all computations determining compliance with Section 9 shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements for the fiscal year ended September 30, 1996 delivered to the Banks pursuant to Section 7.05(a). References to a fiscal quarter ending in March, June, September or December or a fiscal year ending in September shall as appropriate be deemed to refer to the fiscal quarter and/or fiscal year, as applicable, ending in the first week of the next succeeding April, July, October or January if there is no fiscal quarter and/or fiscal year, as applicable, ending in the specified month.

                    (b) All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

                    13.08    GOVERNING  LAW;  SUBMISSION  TO  JURISDICTION;
          VENUE; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, INC. WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWL-EDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE COMPANY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT UNDER THIS AGREEMENT. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY, AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PRO-CEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

                    (B) THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJEC-TION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS IN NEW YORK REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                    (C) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRRE-VOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION, INCLUDING WITHOUT LIMITATION THOSE REFER-RED TO IN CLAUSE (A) ABOVE, IN RESPECT OF ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                    13.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Agent.

                    13.10 EFFECTIVENESS. This Agreement shall become ef-fective on the date (the "Restatement Effective Date") on which
          (i) each of the Company, the Required Banks (as defined in the Existing Credit Agreement and determined immediately before the occurrence of the Restatement Effective Date) and each New Bank shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent at its Notice Office or, in the case of the Required Banks and each New Bank, shall have given to the Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions contained in Sections 5 and 6 are met to the satisfaction of the Agent and the Required Banks (determined immediately after giving effect to the Restatement Effective
          Date). Unless the Agent has received actual notice from any Bank that the conditions described in clause (ii) of the preceding sentence have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Agent's determination that the conditions described in clause (ii) of the immediately preceding sentence have been met and upon the payment of all amounts required to be paid on the Restatement Effective Date pursuant to Section 5.03, then the Restatement Effective Date shall be deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto have not been met (although the occurrence of the Restatement Effective Date shall not release the Company from any liability for failure to satisfy one or more of the applicable conditions contained in
          Section 5 or 6).

                    13.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                    13.12 AMENDMENT OR WAIVER. (a) Neither this Agree-ment nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Company and the Required Banks, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Bank (with Obligations being directly affected in the case of following clause (i)): (i) extend the final scheduled maturity of any Loan or Note or any portion thereof or extend the stated maturity of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) amend, modify or waive any provision of this Section 13.12, (iii) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of the Revolving Loan Commitments are included on the Restatement Effective Date) or (iv) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement; PROVIDED FURTHER, that no such change, waiver, discharge or termination shall (I) increase the Commitments of any Bank over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, any Default or Event of Default or of a mandatory Commitment reduction to the Total Commitment or of a mandatory prepayment shall not consti-tute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), without the consent of such Bank, (II) without the consent of each Issuing Bank affected thereby, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (III) without the consent of the Swingline Bank, amend, modify or waive any provision relating to the rights or obligations of the Swingline Bank or with respect to the Swingline Loans (including, without limitation, the obligations of the other Banks with Revolving Loan Commitments to fund Mandatory Borrowings), or (IV) without the consent of the Agent, amend, modify or waive any provision of Section 12 or any other provision relating to the rights or obligations of the Agent; PROVIDED, HOWEVER, that in any case the Required Banks may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered.

                    (b)  If,  in  connection  with  any  proposed   change,
          waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (iv), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Company shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.12 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment and repay in full its outstanding Loans, in accordance with Sections 3.02(b) and/or 4.01(b), PROVIDED that, unless the Commitments that are terminated, and Loans that are repaid, pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto and, PROVIDED FURTHER, that in any event the Company shall not have the right to replace a Bank, terminate its Revolving Loan Commitment or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to
          Section 13.12(a).

                    13.13 SIRVOVAL. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

                    13.14 DOMICILE OF LOANS. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank.

                    13.15 CONFIDENTIALITY. Each Bank agrees that it will use its reasonable best efforts not to disclose without the prior consent of the Company (other than to its employees, auditors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Company or any of its Subsidiaries which is furnished pursuant to this Agreement and which is designated by the Company to the Banks in writing as confidential, PROVIDED that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation, or the National Association of Insurance Commissioners or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank and (e) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of any of the Notes or Commitments or any interest therein by such Bank, PROVIDED that such prospective transferee agrees to maintain the confidentiality contained in this Section.

                    13.16 ADDITION OF NEW BANKS; ORIGINAL NOTES. (a) On and as of the occurrence of the Restatement Effective Date, in accordance with Section 13.10 hereof, each New Bank shall become a "Bank" under, and for all purposes of, this Agreement and the other Credit Documents.

                    (b) On the Restatement Effective Date, immediately after giving effect thereto, all outstanding Revolving Notes (as defined in the Existing Credit Agreement) issued by the Company to the Existing Banks under the Existing Credit Agreement shall be deemed cancelled.

                    IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

             1000 Italian Way                       AMERICAN ITALIAN PASTA
             Excelsior Springs, Missouri  64024        COMPANY
             Telephone No.:  (816) 630-6400
             Telecopier No.: (816) 630-6416         By /S/ DAVID WATSON
                                                      ____________________
             Attention: David Watson                 Name:  David Watson
                        Executive Vice President     Title:Executive Vice
                        and Chief Financial Officer        President
                        and Chief Financial Officer  Chief Financial Officer

                                                 BANKERS TRUST COMPANY,
                                                 Individually,  as  Arranger
                                                     and as Agent

                                                    By /S/ ROBERT R. TELESCA
                                                    __________________________
                                                    Name:Robert R. Telesca
                                                    Title:Assistant Vice
                                                          President


             BANKS:                                 BANK OF SCOTLAND

                                                   By /S/ ANNIE CHIN TAT
                                                   _____________________________
                                                   Name:Annie Chin Tat
                                                   Title:Vice President


             BANKS:                                 NATIONSBANK, N.A.

                                                    By /S/ STEVEN W. GILES
                                                    ___________________________
                                                    Name:Steven W. Giles
                                                    Title:Assistant Vice
                                                           President


             BANKS:                                 BANK ONE, WISCONSIN

                                                    By /S/ PAUL C. FUERST
                                                    ___________________________
                                                    Name:Paul C. Fuerst
                                                    Title:Senior Vice
                                                           President

             BANKS:                                 THE PRUDENTIAL INSURANCE
                                                    COMPANY OF AMERICA

                                                    By /S/ JAY D. SQUIERS
                                                    ___________________________
                                                    Name:Jay D. Squiers
                                                    Title:Vice President

             BANKS:                                 COMMERCE BANK, N.A.

                                                    By /S/ JEFFREY D. FARRELL
                                                    ___________________________
                                                    Name:Jeffrey D. Farrell
                                                    Title:Vice President


             BANKS:                               BANK POLSKA KASA OPIEKI S.A. -

                                                  PEKAO S.A. GROUP
                                                   NEW YORK BRANCH

                                                    By /S/ WILLIAM A. SHEA
                                                    ___________________________
                                                    Name:William A. Shea
                                                    Title:Vice President

             BANKS:                                 MERCANTILE BANK

                                                    By /S/ G. BRIAN HOBAN
                                                    ___________________________
                                                    Name:G. Brian Hoban
                                                    Title:Corporate Banking
                                                          Officer

             BANKS:                                 UMB BANK, N.A.

                                                    By /S/ DAVID A. PROFFITT
                                                    ___________________________
                                                    Name:David A. Proffitt
                                                    Title:Senior Vice
                                                           President

             BANKS:                                 CAISSE NATIONALE DE
                                                       CREDIT AGRICOLE

                                                    By /S/ DEAN BALICE
                                                    ___________________________
                                                    Name:Dean Balice
                                                    Title:Senior Vice
                                                       President
                                                       Branch Manager

             BANKS:                                 WACHOVIA BANK, N.A.

                                                    By /S/ MARK L. THOMAS
                                                    ___________________________
                                                    Name:Mark L. Thomas
                                                    Title:Vice President

                                                         SCHEDULE I

                                          COMMITMENTS

                  BANK                              REVOLVING LOAN COMMITMENT
                  ____                              _________________________
             Bankers Trust Company                     $20,000,000
             Bank of Scotland                           20,000,000
             NationsBank, N.A.                          20,000,000
             The Prudential Insurance
              Company of America                        20,000,000
             Bank One, Wisconsin                        20,000,000
             Caisse Nationale De
              Credit Agricole                           10,000,000
             Wachovia Bank, N.A.                        10,000,000
             Mercantile Bank                            10,000,000
             Bank Polska Kasa Opieki
              S.A. - Pekao S.A.
              Group New York Branch                      7,500,000
             Commerce Bank, N.A.                         7,500,000
             UMB Bank, N.A.                              5,000,000

             TOTAL                                     $150,000,000


                                                                  SCHEDULE II


                               EXISTING STANDBY LETTERS OF CREDIT

                                                                 SCHEDULE III



                                         REAL PROPERTY


                                                                 SCHEDULE IV


                                      MATERIAL LIABILITIES



                                                                  SCHEDULE V




                                           PROPERTIES





                                                                  SCHEDULE VI




                                     ENVIRONMENTAL MATTERS





                                                                 SCHEDULE VII




                                  INTELLECTUAL PROPERTY RIGHTS





                                                                SCHEDULE VIII




                                      EXISTING OBLIGATIONS





                                                                  SCHEDULE IX




                                           INSURANCE







                                                                  SCHEDULE X




                                         EXISTING LIENS





                                                                  SCHEDULE XI



                                         BANK ADDRESSES


             Bankers Trust Company             Bank of Scotland
             One Bankers Trust Plaza           565 Fifth Avenue
             New York, NY  10006               New York, NY  10017
             Attention:  Jim Cullen            Attention:  Annie Chin Tat
             Tel: (212) 250-7343               Tel:(212) 450-0871
             Fax: (212) 250-7351               Fax:(212) 557-9460

             with a copy to:                   with a copy to:

             Bankers Trust Company             Bank of Scotland
             c/o BT Alex. Brown Incorporated   181 West Madison Street
             233 South Wacker Drive            Suite 3525
             Suite 8400                        Chicago, IL  60602-4507
             Chicago, IL  60606                Attention: Jim Halley
             Attention:  Marla Heller          Tel:(312) 263-4054
             Tel: (312) 993-8116               Fax:(312) 263-1143
             Fax: (312) 993-8218


             NationsBank, N.A.                 UMB Bank, N.A.
             10th and Baltimore Street         1010 Grand Avenue
             Kansas City, MO  64183            Kansas City, MO  64106
             Attention:  Steven Giles          Attention: David Proffitt
             Tel: (816) 979-7229               Tel:(816) 860-7935
             Fax: (816) 979-7561               Fax:(816) 860-7143


             Bank One, Wisconsin               Bank Polska Kasa Opieki S.A. -
             111 E. Wisconsin Avenue           Pekao S.A. Group
             3rd Floor                         New York Branch
             Milwaukee, WI  53202              470 Park Avenue South
             Attention: Cindy Wazrunek         15th Floor
             Tel: (414) 765-2109               New York, NY 10016
             Fax: (414) 765-2176               Attention: Bill Shea
                                               Tel:(212) 251-1203
                                               Fax:(212) 679-5910


             Commerce Bank, N.A.               Caisse National De Credit Agricole
             1100 Walnut Street - 17th Floor   55 East Monroe - Suite 4700
             Kansas City, MO  64106            Chicago, IL  60603
             Attention: Jeff Farrell           Attention: Robert Hughes
             Tel: (816) 234-2412               Tel:(312) 917-7442
             Fax: (816) 234-7290               Fax:(312) 372-3455


             Mercantile Bank                   The Prudential Insurance
             1101 Walnut Street - 7th Floor      Company of America
             Kansas City, MO  64106            Texas Commerce Tower
             Attention: Bruce Riedman          2200 Ross Avenue - Suite 4200E
             Tel: (816) 871-2281               Dallas, TX 75201
             Fax: (816) 871-2226               Attention: Jay Squiers
                                               Tel:(214) 720-6224
                                               Fax:(214) 720-6299


             Wachovia Bank, N.A.
             191 Peachtree Street
             Atlanta, GA  30303
             Attention: Mark Thomas
             Tel: (404) 332-6450
             Fax: (404) 332-6898

                                                                  EXHIBIT A
                                                                  ---------


                             FORM OF NOTICE OF BORROWING             [DATE]
                             ---------------------------



          Bankers Trust Company, as
            Agent for the Banks party
            to the Credit Agreement
            referred to below
          130 Liberty Street, 14th Floor
          New York, New York 10006

          Attention:

          Gentlemen:

                    The undersigned, American Italian Pasta Company (the
          "Company"), refers to the Credit Agreement, dated as of October
          30, 1992, amended and restated as of July 1, 1994, further amended and restated as of February 26, 1996 and further amended and restated as of April 11, 1997 and further amended and restated as of October 17, 1997 (as amended from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Company, various Banks from time to time party thereto, you, as Arranger and Agent (the
          "Agent") for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 1.03 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit
          Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03 of the Credit Agreement:

                    (i)  The Business Day of the Proposed Borrowing is
               _________, [199_] [200_].1/


                   (ii)  The aggregate principal amount of the Proposed
               Borrowing is $___________.

                  (iii)  The Proposed Borrowing is to consist of Revolving
               Loans.

          ------------------------
          1/  Shall be a Business Day, at least one Business Day after the date hereof, in the case of Base Rate Loans, and three Business
          Days after the date hereof, in the case of Eurodollar Loans.

                   (iv)  The Loans to be made pursuant to the Proposed
               Borrowing shall be initially maintained as [Base Rate Loans]
               [Eurodollar Loans].

                   [(v)  The initial Interest Period for the Proposed
               Borrowing is [one month] [two months] [three months] [six months] [, subject to approval by each Bank with Commitments and/or Loans, twelve months, and if such interest period is unavailable [___] month[s]2/.]3/

                    The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                    (A) the representations and warranties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, PROVIDED that any representation or warranty which by its terms is made as of a specified date is true and correct on the date of the Proposed Borrowing but only as of such specified date; and

                    (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.


                                   Very truly yours,

                                   AMERICAN ITALIAN PASTA COMPANY


                                   By____________________________
                                       Name:


                                       Title:
          --------------------------------
          2/  To be included for a Proposed Borrowing of Eurodollar Loans.

          3/  To be included for a Proposed Borrowing of Eurodollar Loans.


                                                                EXHIBIT B-1
                                                                -----------


                                FORM OF REVOLVING NOTE
                                ----------------------



          $________________                              New York, New York
                                                         _________ __, 1997


                    FOR VALUE  RECEIVED, AMERICAN ITALIAN PASTA  COMPANY, a
          Delaware  corporation (the "Borrower"), hereby promises to pay to the order  of _________________________  (the "Bank"),  in lawful money of the  United States of  America in immediately  available funds,  at the  office  of Bankers  Trust  Company (the  "Agent")
          located at One  Bankers Trust Plaza, New York,  New York 10006 on
          the Final Maturity Date (as  defined in the Agreement referred to
          below)   the    principal   sum   of    _______________   DOLLARS
          ($___________) or, if less, the  then unpaid principal amount  of all Revolving  Loans (as  defined in the  Agreement) made  by the
          Bank pursuant to the Agreement.

                    The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

                    This Note is one of  the Revolving Notes referred to in
          the Credit Agreement,  dated as of October 30,  1992, amended and restated as of  July 1, 1994, further amended and  restated as of
          February 26, 1996,  further amended and restated as  of April 11,
          1997 and  further amended  and restated as  of October  17, 1997, among the Borrower,  various financial institutions from  time to time party thereto  (including the Bank), Bankers  Trust Company, as Arranger and  Agent (as amended,  modified or supplemented  to the date hereof and as  further amended, modified or supplemented from  time to  time, the  "Agreement"),  and is  entitled to  the
          benefits thereof.   As  provided in the  Agreement, this  Note is
          subject  to voluntary prepayment and mandatory repayment prior to the Final Maturity Date, in whole or in part.

                    In case an Event of Default (as defined in the Agree-ment) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                    The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.


                    THIS NOTE SHALL  BE CONSTRUED IN ACCORDANCE WITH AND BE
          GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                   AMERICAN ITALIAN PASTA COMPANY


                                   By_____________________________
                                       Name:
                                       Title:



                                                                EXHIBIT B-2
                                                                -----------


                                    SWINGLINE NOTE


          $5,000,000                                     New York, New York
                                                           October __, 1997


                    FOR  VALUE RECEIVED, AMERICAN  ITALIAN PASTA COMPANY, a
          Delaware corporation (the "Borrower"), hereby promises to pay to the order of BANKERS TRUST COMPANY (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Agent") located at 130 Liberty Street, New York, New York 10006, on the Swingline
          Expiry Date (as defined in the Agreement referred to below) the principal sum of FIVE MILLION DOLLARS ($5,000,000) or, if less, the then unpaid principal amount of all Swingline Loans (as defined in the Agreement referred to below) made by the Bank pursuant to the Agreement.

                    The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement referred to below.

                    This  Note is  the Swingline  Note referred  to in  the
          Credit  Agreement,  dated  as  of  October  17, 1997,  among  the
          Borrower,  the financial  institutions from  time  to time  party thereto (including the Bank) and the  Agent (as from time to time in  effect, the  "Agreement")  and is  entitled  to the  benefits
          thereof.   As provided in the Agreement,  this Note is subject to
          voluntary  prepayment  and  mandatory  repayment  prior  to   the
          Swingline Expiry Date, in whole or in part.

                    In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                    The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.


                    THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE  WITH AND BE
          GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                        AMERICAN ITALIAN PASTA COMPANY



                                        By_____________________________
                                            Name:
                                            Title:

                                                                  EXHIBIT C
                                                                  ---------


                           FORM OF LETTER OF CREDIT REQUEST
                           --------------------------------



          No. ______1/   Dated______________2/



          Bankers Trust Company, as Agent under the Credit Agreement
               (the "Credit Agreement"), dated as of October 30, 1992, amended and restated as of July 1, 1994, further amended and restated as of February 26, 1996, further amended and restated as of April 11, 1997 and further amended and restated as of October 17, 1997, among American Italian
               Pasta Company, various financial institutions from time to time party thereto, Bankers Trust Company, as Arranger and Agent (the "Agent").

          130 Liberty Street
          New York, New York  10006

          [NAME AND ADDRESS OF PROPOSED
          ISSUING BANK]3/

          Dear Sirs:

                    Pursuant  to Section 2.03  of the Credit  Agreement, we
          hereby  request that  [NAME  OF PROPOSED  ISSUING  BANK], in  its individual capacity, issue  a [Trade] [Standby] Letter  of Credit for the account of the undersigned on ______________4/ (the "Date
          of    Issuance")   in    the   aggregate    stated    amount   of
          _________________________.5/

          --------------------------
          1/  Insert Letter of Credit Request Number.
          2/  Insert date of Letter of Credit Request.
          3/  Insert either (x)  BTCo or (y) any  other Bank to the  extent such  Bank agrees (and  the Company and  the Administrative Agent consent) to become an Issuing Bank.
          4/  Insert Date of Issuance which shall be (x) a Business Day and
          (y) at  least ten  Business Days  (or such  shorter period as  is acceptable to the Issuing Bank) from the date hereof.
          5/  Insert  aggregate initial stated  amount of Letter  of Credit which shall be not less than $100,000 or such lesser amount as is acceptable to the Issuing Bank.

                   For purposes of this letter of credit request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

                    The beneficiary of the requested Letter of Credit will be __________,6/ and such Letter of Credit will be in support of ____________________7/ and will have a stated expiration date of
          __________________.8/

                    We hereby certify that:

                    (1) The representations and warranties contained in the Credit Agreement and the other Credit Documents will be true and correct in all material respects, before and after giving effect to the issuance of the Letter of Credit requested hereby, on the Date of Issuance, PROVIDED that any representation or warranty which by its terms is made as of a specified date is true and correct on the Date of Issuance but only as of such specified date.

                    (2) No Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or Event of Default occur.

                    Copies of all material documentation with respect to the supported transaction for which a Letter of Credit is requested are attached hereto.

                                   AMERICAN ITALIAN PASTA COMPANY

                                   By_____________________________
                                       Name:
                                       Title:

          _________________________________
          6/  Insert name and address of beneficiary.
          7/  Insert  description  of  L/C  Supportable  Indebtedness   and
          describe obligation  to which it  relates in the case  of Standby
          Letters  of  Credit  and  insert  a  description  of  the   trade
          obligation which is being supported  in the case of Trade Letters of Credit.
          8/  Insert last date  upon which drafts  may be presented  which, may not  be later  than (i)  in the  case of  Standby Letters  of
          Credit, the  earlier of (x) 12 months  after the Date of Issuance and (y)  5 Business Days  prior to the  Final Maturity Date,  and
          (ii) in the case of Trade  Letters of Credit, the earlier of  (x)
          24 months after the Date of Issuance and  (y) 5 Business Days prior to the the Final Maturity Date.


                                                                  EXHIBIT D
                                                                  ---------


                       FORM OF SECTION 4.04(b)(ii) CERTIFICATE
                       ---------------------------------------

                    Reference is hereby made to the Credit Agreement, dated as of October 30, 1992, amended and restated as of July 1, 1994, further amended and restated as of February 26, 1996, further amended and restated as of April 11, 1997, among American Italian
          Pasta Company, various Banks, Bankers Trust Company, as Arranger and Agent (the "Credit Agreement"). Pursuant to the provisions of Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in
          Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                        [NAME OF BANK]



          Date: ______________________       By_______________________
                                            Name:
                                            Title:



                                                                  EXHIBIT E
                                                                  ---------



                       OPINION OF SONNENSCHEIN NATH & ROSENTHAL
                       ----------------------------------------



                                                                  EXHIBIT F
                                                                  ---------



                            FORM OF OFFICERS' CERTIFICATE
                            -----------------------------


                    I,  the  undersigned,   [President/Vice  President]  of
          AMERICAN  ITALIAN  PASTA  COMPANY,  a corporation  organized  and existing under the laws of the State of Delaware (the "Company"), do hereby certify that:

                    1. This Certificate is furnished pursuant to the Credit Agreement, dated as of October 30, 1992, amended and restated as of July 1, 1994, further amended and restated as of February 26, 1996, further amended and restated as of April 11, 1997 and further amended and restated as of October 17, 1997, among the Company, various financial institutions from time to time party thereto, Bankers Trust Company, as Arranger and Agent
          (the "Agent") (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement").
          Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit
          Agreement.

                    2.  The following  named individuals are  elected offi-
          cers of  the Company, each  holds the office  of the  Company set
          forth  opposite  his   name  and  has  held   such  office  since
          __________, 19__.1/  The signature written opposite  the name and title of each such officer is his correct signature.

                    Name2/        Office         Signature

               _______________   _____________   _____________

               _______________   _____________   _____________
               _______________   _____________   _____________

               _______________   _____________   _____________

          --------------------------------
          1/  Insert  a date  prior to  the  time of  any corporate  action relating to the Credit Agreement or any other Credit Document.
          2/  Include name, office and signature  of each officer who  will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate.

                    3. Attached hereto as Exhibit A is a certified copy of the Amended and Restated Certificate of Incorporation of the Company as filed in the Office of the Secretary of State of the State of Delaware on ________________, together with all amend-ments thereto adopted through the date hereof.

                    4. Attached hereto as Exhibit B is a true and correct copy of the Amended and Restated By-Laws of the Company which were duly adopted and are in full force and effect on the date hereof.

                    5.  Attached hereto as Exhibit C is  a true and correct
          copy of resolutions which were  duly adopted on __________,  1997
          [by unanimous  written consent of  the Board of Directors  of the
          Company] [by a  meeting of the Board of  Directors of the Company at which  a quorum was  present and acting throughout],  and said resolutions have not been rescinded, amended or modified.  Except as attached hereto as Exhibit C, no resolutions have been adopted by  the Board  of Directors  of the Company  which deal  with the execution, delivery or performance of the Credit Agreement or any other  documentation  related  thereto to  which  the  Company is party.

                    [6. Attached hereto as Exhibit D are true and correct copies of all Employee Benefit Plans (other than Stock Option
          Plans) of the Company.
                    7. Attached hereto as Exhibit E are true and correct copies of all Shareholders' Agreements of the Company.

                    8. Attached hereto as Exhibit F are true and correct copies of all Collective Bargaining Agreements of the Company.

                    9. Attached hereto as Exhibit G are true and correct copies of all Tax Sharing Agreements entered into by the Company.

                    10. Attached hereto as Exhibit H are true and correct copies of all Debt Agreements of the Company.]

                    11.  Attached hereto as Exhibit I is a true and correct
          copy of the CPC Contract.]3/
          -----------------------------
          3/  Only those Employee  Benefit Plans  (other than Stock  Option
          Plans),    Shareholders'   Agreements,    Collective   Bargaining
          Agreements, Tax Sharing Agreements and Debt Agreements which were not  in  existence on  the  Original  Effective  Date, or  if  in existence on the Original Effective Date, which have been changed in a material respect  since such date,  shall be required to  be delivered.

                    12. Attached hereto as Exhibit J is a true and correct copy of all Initial Public Offering Documents of the Company.

                    13.  As of the date hereof, all proceeds of the Initial
          Public Offering have been used to make payments owing in connection with the Transaction as set forth in Exhibit K hereto.

                    14. On the date hereof, all of the conditions in Sections 5.02, 5.03, 5.08, 5.09, 5.13, 5.14, 6.01, 6.03 and 6.04
          have been satisfied, PROVIDED that no certification is made as to the acceptability of any items to the Agent and/or the Required
          Banks or as to whether the Agent and/or the Required Banks are satisfied with any of the matters described in said Sections.

                    15. On the date hereof, the representations and war-ranties contained in the Credit Agreement and in the other Credit
          Documents are true and correct in all material respects, both before and after giving effect to each Credit Event to occur on the date hereof and the application of the proceeds thereof, PROVIDED that any representation or warranty which by its terms is made as of a specified date is true and correct as of the date hereof but only as of such specified date.

                    16. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the amendment and restatement of the Credit Agreement or from the Credit Events to occur on the date hereof or from the application of the proceeds thereof.
                    17. There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.

                    IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of October, 1997.


                                   By______________________________
                                       Name:
                                       Title:

          I, the undersigned, [Secretary] [Assistant Secretary] of the Company, do hereby certify that:
                    1. [NAME OF PERSON MAKING ABOVE CERTIFICATIONS] is the duly elected and qualified [President/Vice President] of the Company and the signature above is his genuine signature.

                    2.  The  certifications made by [NAME  OF PERSON MAKING
          ABOVE CERTIFICATIONS] in Items 2, 3, 4, 5 and 17 above are true and correct.


                    IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of October, 1997.


                                   By____________________________
                                       Name:
                                       Title:

                                                                  EXHIBIT G
                                                                  ---------



                                FORM OF CONSENT LETTER
                                ----------------------

                        [LETTERHEAD OF CT CORPORATION SYSTEM]



                                               [RESTATEMENT EFFECTIVE DATE]



          To the Agent and the Banks
          party to the Credit Agreement
          referred to below:

          Ladies and Gentlemen:

                    Reference is made to the Credit Agreement, dated as of October 30, 1992, amended and restated as of July 1, 1994, further amended and restated as of February 26, 1996, further amended and restated as of April 11, 1997 and further amended and restated as of October 17, 1997, among American Italian Pasta
          Company (the "Company"), the financial institutions from time to time party thereto, Bankers Trust Company, as Arranger and Agent
          (the "Agent"), (as such Credit Agreement may be modified, supple-mented or amended from time to time, the "Credit Agreement").

                    The  Company, pursuant to  Section 13.08 of  the Credit
          Agreement, has irrevocably designated and appointed the under-signed, CT Corporation Systems, Inc., with offices currently located at 1633 Broadway, New York, New York 10019, as its authorized designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such legal action or proceeding with respect to the Credit Agreement or any other
          Credit Document (as defined in the Credit Agreement) in the courts of the State of New York or of the United States of America for the Southern District of New York.

                    The undersigned hereby informs you that it irrevocably accepts such appointment as agent as set forth in Section 13.08 of the Credit Agreement and agrees with you that the undersigned
          (i) shall inform the Agent promptly in writing of any change of its address in New York City, (ii) shall perform its obligations as such process agent in accordance with the provisions of
          Section 13.08 of the Credit Agreement and (iii) shall forward promptly to the Company any legal process received by the undersigned in its capacity as process agent.

                    As process agent, the undersigned, and its successor or successors, agree to discharge the above-mentioned obligations and will not refuse fulfillment of such obligations under Section
          13.08 of the Credit Agreement.

                                        Very truly yours,

                                        CT CORPORATION SYSTEMS, INC.


                                        By____________________________
                                            Name:
                                            Title:

                                                                  EXHIBIT H
                                                                  ---------



                     FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
                     -------------------------------------------


                                                     Date __________, ____


                    Reference is made to the  Credit Agreement described in
          Item 2 of  Annex I hereto (as such Credit Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement").  Unless defined in Annex I hereto, terms defined  in  the Credit  Agreement  are  used herein  as  therein
          defined.    ___________  (the  "Assignor")  and  __________  (the
          "Assignee") hereby agree as follows:

                    1.   The  Assignor  hereby  sells and  assigns  to  the
          Assignee without recourse and  without representation or warranty
          (other  than  as  expressly provided  herein),  and  the Assignee hereby purchases  and assumes from the Assignor, that interest in and to  all of  the Assignor's rights  and obligations  under the
          Credit  Agreement as  of  the date  hereof  which represents  the percentage interest  specified in Item  4 of Annex I  hereto (the
          "Assigned  Share")   of  all  of   the  outstanding   rights  and
          obligations  under  the Credit  Agreement  relating to  the Total
          Revolving Loan Commitment and all rights and obligations relating to the Revolving Loans, Swingline Loans and Letters of Credit.

                    2.  The Assignor (i) represents and warrants that it is
          the legal and beneficial owner  of the interest being assigned by it hereunder  and that  such interest is  free and  clear of  any adverse  claim; (ii)  makes  no  representation or  warranty  and
          assumes  no  responsibility  with  respect   to  any  statements,
          warranties or representations made in  or in connection with  the
          Credit Agreement or the other Credit Documents or  the execution, legality, validity,  enforceability, genuineness,  sufficiency or value of  the Credit Agreement  or the other Credit  Documents or any other instrument or  document furnished pursuant thereto; and
          (iii) makes no representation or warranty and assumes no respons-
          ibility with respect to the financial condition of the Company or its Subsidiaries or the performance  or observance by the Company or any of its Subsidiaries of any of their obligations under  the
          Credit Agreement or the other  Credit Documents to which they are a party  or any other  instrument or document  furnished pursuant thereto.

                    3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible
          Transferee under Section 13.04(b) of the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Agent, by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank[; and (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty]1/.

                    4.   Following  the execution  of  this Assignment  and
          Assumption  Agreement  by  the  Assignor  and  the  Assignee,  an
          executed original hereof (together with  all attachments) will be
          delivered to  the Agent.   The effective date of  this Assignment
          and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee  and the receipt of the  consent of
          BTCo, the  Company and  each Issuing  Bank, in  each case  to the extent  required by Section 13.04(b)  of the Credit Agreement and receipt by the Agent  of the assignment  fee referred to in  such
          Section 13.04(b), unless otherwise specified in Item 5 of Annex I hereto (the "Settlement Date").

                    5. Upon the delivery of a fully executed original hereof to the Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other
          Credit Documents and (ii) the Assignor shall,
           ------------------------------ 1/  Include  if the  Assignee is
          organized under  the laws  of a jurisdiction outside of the United
          States.

          to  the  extent  provided  in   this  Assignment  and  Assumption
          Agreement,  relinquish  its  rights  and  be  released  from  its obligations  under  the  Credit Agreement  and  the  other Credit
          Documents, provided that all indemnities of the Company set forth in  the  Credit  Agreement  (including,  without  limitation,  in
          Sections 1.10, 1.11,  2.06, 4.04, 13.01 and 13.06)  and the other
          Credit Documents shall survive as to the Assignor.

                    6.  It is agreed that the Assignee shall be entitled to
          (x)  all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I; (y) all Commitment Commission (if
          applicable)  on the  Assigned Share  of the Total  Revolving Loan
          Commitment at the rate specified in Item 7 of Annex I hereto; and
          (z) all Letter of Credit  Fees on the Assignee's participation in all Letters of Credit at the rate  specified in Item 9 of Annex I hereto, which, in  each case, accrue on and  after the Settlement
          Date, such interest and, if applicable, Commitment Commission and
          Letter  of Credit Fees, to  be paid by the  Agent directly to the
          Assignee.   It is further  agreed that all payments  of principal
          made on the Assigned Share of  the Loans which occur on and after the Settlement  Date will be  paid directly  by the Agent  to the
          Assignee.   Upon the Settlement  Date, the Assignee shall  pay to
          the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of  the principal amount of the re-
          spective  Loans  made  by the  Assignor  pursuant  to the  Credit
          Agreement  which are outstanding  on the Settlement  Date, net of any closing costs,  and which are being assigned  hereunder.  The
          Assignor and the Assignee  shall make all appropriate adjustments in payments under  the Credit Agreement for periods  prior to the
          Settlement Date directly between themselves.

                    7.   THIS ASSIGNMENT AND ASSUMPTION  AGREEMENT SHALL BE
          GOVERNED BY,  AND CONSTRUED IN  ACCORDANCE WITH, THE LAWS  OF THE
          STATE OF NEW YORK.

                    IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.

          Accepted this _____ day       [NAME OF ASSIGNOR],
          of ____________, _____           as Assignor


                                   By_____________________________
                                   Name:
                                   Title:


                                   [NAME OF ASSIGNEE],
                                      as Assignee


                                   By_____________________________
                                   Name:
                                   Title:


          Acknowledged and Agreed:

          BANKERS TRUST COMPANY

          By________________________
          Name:
          Title:


          AMERICAN ITALIAN PASTA COMPANY


          By________________________
          Name:
          Title:


          [NAME OF ISSUING BANK


          By________________________
          Name:
          Title:                  ]2/

          -----------------------------

          2/  Insert  only if  required by Section  13.04(b) of  the Credit
          Agreement.


                    ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                       ANNEX I

          1.   Borrower:  American Italian Pasta Company (the "Company")


          2.   Name and Date of Credit Agreement:

               Amended and Restated  Credit Agreement, dated as  of October
               30, 1992, amended and restated as of July 1, 1994, further amended and restated as of February 26, 1996, further amended and restated as of April 11, 1997 and further amended and restated as of October 17, 1997, among the Company, the Banks from time to time party thereto, Bankers
               Trust Company, as Arranger and Agent.


          3.   Date of Assignment Agreement: _____________, _______.

          4.   Amounts (as of date of item #3 above):



                                   Revolving Loan Commitment
                                   -------------------------
          a.  Aggregate
              Amount
              for all
              Banks                $_____

          b.  Assigned
              Share1/              ____%

          c.  Amount of
              Assigned
              Share                $_____


          5.   Settlement Date:    _____________, _______.

          -------------------------
          1/  Percentage taken to 12 decimal places.

          6.   Rate of Interest
               to the Assignee:         As set forth in Section 1.08 of the
                                        Credit Agreement (unless  otherwise
                                        agreed to  by the Assignor  and the
                                        Assignee)2/
          7.   Commitment Commission:   As set forth  in Section 3.01(a) of
                                        the   Credit    Agreement   (unless
                                        otherwise agreed to by the Assignor
                                        and the Assignee)

          8.   Letter of Credit Fee          As set  forth in  Section 3.01
                                             (b)  of  the  Credit Agreement
                                             (unless otherwise agreed to by
                                             the Assignor and the Assignee)


          9.   Notice:

               ASSIGNOR:

               ___________________________________
               ___________________________________
               ___________________________________
               ___________________________________
               Attention:  _______________________
               Telephone:  _______________________
               Telecopier: _______________________
               Reference:  _______________________


               ASSIGNEE:


               ___________________________________
               ___________________________________
               ___________________________________
               Attention:  _______________________
               Telephone:  _______________________
               Telecopier: _______________________
               Reference:  _______________________

          ---------------------------
          2/   The Company and the Agent  shall direct the entire amount of the  interest to  the Assignee at  the rate set  forth in Section
          1.08  of the  Credit Agreement,  with the  Assignor and  Assignee effecting  the  agreed  upon  sharing  of  the  interest  through payments by the Assignee to the Assignor.

               Payment Instructions:

               ASSIGNOR:

               ___________________________________
               ___________________________________
               ___________________________________
               Attention:  _______________________
               Reference:  _______________________




               ASSIGNEE:


               ___________________________________
               ___________________________________
               ___________________________________
               Attention:  _______________________
               Reference:  _______________________

          Accepted and Agreed:

          [NAME OF ASSIGNEE]               [NAME OF ASSIGNOR]


          By__________________________  By_____________________________
            __________________________    _____________________________
               (Print Name and Title)             (Print Name and Title)

